UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

(Amendment No.)

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Filed by a party other than the Registrant ☐

Check the appropriate box:

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☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

THOR Industries, Inc.
(Name of Registrant as Specified In Its Charter)

Not applicable.

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

2026 THOR Industries

Notice of 2026 Annual Meeting of Shareholders and

PROXY STATEMENT

THOR
Go Everywhere. Stay Anywhere.®

Dear Fellow Shareholders of THOR Industries:

Andrew E. Graves Chairman of the Board

Thank you for your continued support of THOR Industries. On behalf of the Board of Directors, I am pleased to invite you to participate in and attend the 2026 Annual Meeting of Shareholders.

Fiscal Year 2026 was a difficult year for the RV industry and THOR. After a comparatively strong first half of our fiscal year, the prolonged downcycle in the recreational vehicle industry was exacerbated by world events, including the military conflict involving Iran, which stymied consumer confidence. Continued elevated interest rates, sustained pressure on household budgets, and persistent affordability challenges kept retail demand suppressed. Our results were further impacted by a number of discrete charges that are both not representative of the ongoing earnings power of our business and expected to allow us to operate more efficiently and effectively in the coming years.

A downturn, however, tests the fundamentals of a business, and THOR’s fundamentals remain firmly intact: the strength of our brands, the health of our balance sheet, our disciplined operating culture, and our leadership position across the RV industry. Rather than waiting for market conditions to improve, we spent Fiscal

A downturn, however, tests the fundamentals of a business, and THOR’s fundamentals remain firmly intact.

Year 2026 acting decisively on what was within our control. Central to this effort is the strategic evolution of our North American RV operating model, which is designed to capture the scale, synergies, and best practices available across our operating companies. This includes the expansion of enterprise-wide procurement and strategic sourcing to capture purchasing leverage, consolidation of certain functions to reduce redundant costs, and the tight alignment of production with retail demand to protect the health of our dealer network. These actions are designed to lower our cost base durably—not temporarily—and to position THOR to emerge from this downcycle structurally stronger and more profi table.

Even in a challenging year, THOR’s cash generation and balance sheet strength allowed us to continue executing our capital allocation strategy for the benefi t of our shareholders.

In Fiscal Year 2026, THOR generated net income attributable to THOR of $177.5 million and net cash from operations totaled $321.2 million. THOR deployed its cash from operations for the benefi t of our shareholders as follows:

•	THOR increased its dividend by 4% to $2.08 per share (annually), marking our 16th consecutive year of dividend increases;

•	THOR continued to strategically repurchase shares and repurchased 1,274,538 shares of common stock over the course of the fi scal year at a weighted-average price of $90.33 per share; and

•	THOR made payments on total debt of $59.7 million, reducing interest expense on a go-forward basis and providing capital fl exibility to take advantage of market opportunities.

THOR also continued to invest in the future of its business, particularly in the areas of automation, product innovation, people development and succession planning, connected vehicles, and new product offerings. These investments are deliberate: they ensure that the THOR that emerges from this downcycle is more innovative and more competitive than the one that entered it.

As we look ahead to Fiscal Year 2027, we are clear-eyed about the near-term environment. But the history of our industry is unambiguous—downcycles give way to recovery—and the enduring appeal of the RV lifestyle continues to draw new generations of consumers to our products. When that recovery arrives, the work we have done during this downturn will allow THOR to convert it into earnings power and long-term value for you, our shareholders. Thank you for your continued trust and investment in THOR.

ANDREW E. GRAVES

Chairman of the Board

Notice of Annual Meeting of Shareholders

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE THOR INDUSTRIES, INC. ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON DECEMBER 16, 2026

Dear Fellow Shareholders:

This year’s Annual Meeting will be held virtually on December 16, 2026, at 8:00 a.m. EST. Shareholders of record as of the close of business on October 19, 2026 (the “Record Date”) are entitled to vote at the Annual Meeting and any postponement or adjournment thereof.

Shareholders will be able to attend the Annual Meeting, vote, and examine our list of shareholders by visiting www.virtualshareholdermeeting.com/THO2026, and will be required to enter the 16-digit control number on their proxy card or voting instruction form.

THOR Industries tremendously values the input of its Shareholders. Your vote is important to us. Please take the time to review our Proxy Statement. We encourage you to vote your shares prior to the Annual Meeting, or, if not possible, to submit your votes electronically during the Annual Meeting.

AT THE MEETING, OUR SHAREHOLDERS WILL BE ASKED TO:

Proposal 1	Elect the Directors named in the Proxy Statement;
Proposal 2	Ratify the appointment of the independent registered public accounting firm;
Proposal 3	Vote, on an advisory basis, to approve the Named Executive Officer compensation;
Transact such other business as may properly come before the Meeting.

We appreciate your continued confidence in our Company and look forward to your input.

By Order of the Board of Directors

TREVOR Q. GASPER

Senior Vice President,
General Counsel, and Corporate Secretary

Elkhart, Indiana
November 3, 2026

The Proxy Statement and Annual Report on Form 10-K are available at www.proxyvote.com.

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THOR INDUSTRIES, INC. NOTICE OF 2026 ANNUAL MEETING AND PROXY STATEMENT

You are entitled to vote at the Meeting if you were a holder of record of THOR Industries, Inc. common stock, $0.10 par value (“Common Stock”), at the close of business on October 19, 2026. At the close of business on that date, 51,778,200 shares of our Common Stock were outstanding and entitled to vote.

REVIEW THE PROXY STATEMENT AND VOTE IN ONE OF FOUR WAYS:

Via the Internet	By Telephone
You may vote by internet 24 hours a day through 11:59 p.m., EST, on December 15, 2026, by following the instructions listed on the Notice Card.	You may vote by telephone 24 hours a day through 11:59 p.m., EST, on December 15, 2026, by following the instructions listed on the Notice Card.

By Mail	Virtually
You can only vote by mail if you request and receive a paper copy of the proxy materials and proxy card. You may request proxy materials by following the instructions listed on the Notice Card. You may then vote by completing, signing, dating, and returning a proxy card.

To participate in the Annual Meeting online, visit www.virtualshareholdermeeting. com/THO2026 and enter the 16-digit control number included in your Notice of Internet Availability of Proxy Materials, on your proxy card, or on the instructions that accompanied your proxy materials. You will be able to vote your shares electronically during the Annual Meeting by following the instructions available on the meeting website.

NOTICE TO SHAREHOLDERS: Our 2026 Proxy Statement and Annual Report on Form 10-K are available free of charge on our website at www.thorindustries.com.

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THOR INDUSTRIES, INC. NOTICE OF 2026 ANNUAL MEETING AND PROXY STATEMENT

Proxy
Statement

This Proxy Statement is provided in connection with the solicitation of proxies, by order of the Board of Directors (the “Board” or “Board of Directors”) of THOR Industries, Inc. (the “Company”, “THOR”, “we”, or “us”), to be used at the 2026 Annual Meeting of the Shareholders of the Company, including any adjournment thereof. The proxy card or voting instruction form sets forth your holdings of Common Stock of the Company. We expect that, on or after November 3, 2026, this Proxy Statement and form of Proxy will be available through the Internet.

PROXY STATEMENT SUMMARY

While we offer this summary of the matters to be voted on at the Annual Meeting and the Annual Meeting Details, we encourage you to carefully review the entire Proxy Statement and form of Proxy before voting.

PROPOSALS AND BOARD RECOMMENDATIONS

Proposal 1	FOR each of the nominees
Election of Nine (9) Directors Named in This Proxy Statement
Proposal 2
Ratification of appointment of Independent Registered Public Accounting Firm for Fiscal Year 2027	FOR
Proposal 3
Advisory Vote to approve the compensation of our Named Executive Officers (“NEOs”)	FOR

ANNUAL MEETING DETAILS

Date	Time	Location
December 16, 2026	8:00 a.m. EST	Virtually by visiting
Record Date		www.virtualshareholdermeeting.com/
October 19, 2026		THO2026

THOR INDUSTRIES, INC. NOTICE OF 2026 ANNUAL MEETING AND PROXY STATEMENT

GENERAL INFORMATION ABOUT OUR ANNUAL MEETING

A copy of this Proxy Statement and our Annual Report for the fiscal year ended July 31, 2026 (“Fiscal Year 2026”), will be sent to any Shareholder who requests a copy through any of the following methods:

•	By internet: www.proxyvote.com

•	By telephone: 1-800-579-1639

•	By e-mail: sendmaterial@proxyvote.com

The Annual Report is not to be considered a part of this proxy soliciting material.

VOTING INSTRUCTIONS AND INFORMATION

Who can vote?

You are entitled to vote if our records show that you held shares in our Company as of the Record Date, October 19, 2026. At the close of business on that date, 51,778,200 shares of our Common Stock were outstanding and entitled to vote. Each share of our Common Stock is entitled to one vote. A list of Shareholders entitled to vote at the Annual Meeting will be available for examination by Shareholders during the Meeting and during regular business hours at the Company’s office for ten (10) days prior to the Meeting.

How can I attend the Annual Meeting?

We are holding our Meeting virtually. You or your proxyholder will be able to attend the 2026 Annual Meeting, vote, and submit questions by visiting www.virtualshareholdermeeting.com/THO2026 and using the 16-digit control number included on your notice, on your proxy card, or in the voting instructions that accompanied your proxy materials. You will be able to vote your shares electronically during the Annual Meeting by following the instructions available on the meeting website. We encourage you to vote your shares prior to the Annual Meeting.

Why am I not receiving a printed copy of the proxy materials?

In accordance with the rules of the Securities and Exchange Commission (the “SEC”), instead of mailing a printed copy of our proxy materials to each Shareholder of record, we may furnish our proxy materials, including this Proxy Statement and our Annual Report to Shareholders, by providing access to these documents on the Internet. Generally, Shareholders will not receive printed copies of the proxy materials unless they request them.

What is the difference between holding my shares as a Shareholder of record and holding shares through a broker?

If your Common Stock is held through a broker, bank, or other nominee (held in “street name”), you will receive instructions from the entity holding your stock that you must follow in order to have your shares voted. If you want to vote your shares during the Meeting, you must obtain a legal proxy from the entity holding your shares and submit a ballot virtually at the Meeting.

If you hold shares in your own name as a holder of record with our transfer agent, Computershare, you may instruct the proxies how to vote by following the instructions listed on the Notice of Internet Availability (“Notice Card”) or the proxy card (if printed materials were requested).

How do I vote?

Shareholders may vote their shares in any of the following ways:

1.	By Internet: You may vote online 24 hours a day through 11:59 p.m., EST, on December 15, 2026, by following the instructions listed on the Notice Card.

2.	By Telephone: You may vote by telephone 24 hours a day through 11:59 p.m., EST, on December 15, 2026, by following the instructions listed on the Notice Card.

3.	By Mail: You may vote by mail only if you request and receive a paper copy of the proxy materials and proxy card. You may request proxy materials by following the instructions listed on the Notice Card. You may then vote by completing, signing, dating, and returning a proxy card. In order to be voted, your proxy must be received prior to the Meeting.

4.	Virtually at the Meeting: You may attend the Meeting virtually at www.virtualshareholdermeeting.com/THO2026 and enter the 16-digit control number included in your Notice of Internet Availability of Proxy Materials, on your proxy card, or on the instructions that accompanied your proxy materials. You will be able to vote your shares electronically during the Annual Meeting by following the instructions available on the meeting website.

A proxy that is properly executed and timely returned to our Company that is not revoked prior to the Meeting will be voted in accordance with your instructions. If no instructions are given with respect to one or more of the proposals to be voted upon at the Meeting, proxies will be voted in accordance with the recommendations of our Board of Directors on such proposals. You may revoke your proxy at any time until exercised by giving written notice to the Secretary of our Company, by submitting a ballot virtually at the Meeting, or by timely submitting a later-dated proxy by mail, internet, or telephone. At our Meeting, a representative of Broadridge Financial Solutions, Inc. will tabulate the votes, and a duly qualified and independent third party will act as the inspector of election.

What are the quorum requirements?

A quorum is required to transact business at our Meeting. Shareholders of record constituting a majority of the shares entitled to cast votes shall constitute a quorum. If you have timely returned valid proxy instructions or attend the Meeting virtually, your shares will be counted for the purpose of determining whether there is a quorum, even if you abstain from voting on some or all matters voted upon at the Meeting. Abstentions and broker non-votes will be treated as present for purposes of determining whether a quorum is present.

How do I vote on each Proposal?

Your vote may be (i) “for” or “withhold” on Proposal 1 relating to the election of each Director; and (ii) “for”, “against”, or “abstain” on Proposals 2 and 3 relating to the appointment of the Company’s auditors and the advisory vote on executive compensation. The affirmative vote of a majority of the votes cast is required to approve each proposal. With respect to director elections, our Amended and Restated By-Laws (“By-Laws”) require each nominee for election as a director to resign from the Board upon failing to receive a majority of the votes cast in an uncontested election, contingent upon the acceptance of the proffered resignation by the Board (based upon the recommendation of the Environmental, Social, Governance and Nominating Committee of the Board). Broker non-votes and abstentions will not impact the outcome of the vote on the proposals, as they are not counted as votes cast. It is important to be aware that if you hold shares in street name with a broker, bank, or other nominee, and you do not submit voting instructions, then your broker, bank, or nominee will not be permitted to vote your shares in its discretion on any of the matters set for vote at our Meeting other than Proposal 2 relating to the ratification of the appointment of our independent registered public accounting firm, which is considered a routine matter.

Board Recommendations

As set forth in the Proxy Statement Summary, our Board of Directors recommends that you vote “FOR” each of the Director nominees, “FOR” the ratification of the appointment of the independent registered public accounting firm, and “FOR” the advisory vote approving the compensation of our Named Executive Officers.

Who pays for the cost of proxy solicitation?

In addition to the solicitation of proxies by mail, officers and employees of our Company may solicit proxies in person or by telephone. The cost of this proxy solicitation is being borne by our Company.

What if Shareholders share an Address?

We will deliver only one Notice of Internet Availability and one Proxy Statement and/or Annual Report, if requested, to multiple Shareholders sharing an address unless we receive contrary instructions from one or more of such Shareholders. We will undertake to deliver promptly, upon written or oral request, separate copies of the Notice of Internet Availability, Annual Report, and/or Proxy Statement to a Shareholder at a shared address to which single copies of the Notice of Internet Availability, Annual Report, and/or Proxy Statement are delivered. A Shareholder can notify us either in writing or by phone that the Shareholder wishes to receive separate copies of the Notice of Internet Availability, Annual Report, and/or Proxy Statement, or Shareholders sharing an address can request delivery of single copies of the Notice of Internet Availability, Annual Report and/or Proxy Statement if they are receiving multiple copies by contacting us at: THOR Industries, Inc., 2900 Independence Court, Elkhart, IN 46514, Attention: Corporate Secretary, (574) 970-7460.

General
Information
Regarding
THOR
Industries
and Fiscal
Year 2026

BUSINESS PERFORMANCE HIGHLIGHTS

Our financial objective is to bring value to our shareholders. Value is driven by action and growth. During the Fiscal Year, Management delivered upon several key initiatives and transactions, highlighted by the following:

•	THOR generated net sales of $9.61 billion which yielded cash from operations of $321.2 million.

•
THOR launched the strategic evolution of its North American RV operating model – expanding enterprise-wide procurement and strategic sourcing to capture purchasing leverage across our operating companies, consolidating select functions into shared services, and aligning production with real-time demand—actions designed to durably lower THOR’s cost structure and expand margins as market conditions normalize.

•	THOR’s North American Motorized segment delivered net sales growth of 12.8% driven by new premium products and a focus on the retail price points where consumer demand is concentrated.

•	THOR’s European segment grew net sales 9.0% year-over-year to $3.30 billion, demonstrating resilient demand for our products and the enduring appeal of the RV lifestyle.

•
THOR launched the RV Partfinder platform at its 2025 Open House, addressing a long-standing point of friction in RV ownership, and continued to grow its owned supply businesses, which delivered strong top- and bottom-line performance and content-per-unit growth across the RV industry.

•
THOR maintained transparent communication with the investment community throughout a volatile year, providing full-year guidance at the outset of the fiscal year and promptly revising its outlook as macroeconomic conditions deteriorated.

•	THOR increased its annual dividend by 4% to $2.08 per share.

•
THOR repurchased 1,274,538 shares of its common stock at a weighted-average price of $90.33 per share. Since the inception of the initial share repurchase program in December 2021, the Company has repurchased 5,075,868 shares of its common stock.

•	THOR paid approximately $59.7 million towards its total debt.

•	THOR published its eighth annual sustainability report in January 2026.

•	THOR continued its partnership with Speedway Motorsports, delivering exceptional experiences to RVers at Speedway Motorsports NASCAR® Cup race weekends.

THOR INDUSTRIES, INC. NOTICE OF 2026 ANNUAL MEETING AND PROXY STATEMENT

The history of
our industry is
unambiguous—
downcycles give way
to recovery—and the
enduring appeal of
the RV lifestyle
continues to draw
new generations of
consumers to
our products.

•
THOR continued to advance the production of the world’s first electric Class A motorhome (the Embark® manufactured by Entegra Coach®) with a range extender that offers up to 450 miles of range. During Fiscal Year 2026, THOR received and began to fill orders from THL® which began placing the Embark® into its rental fleet in THOR’s Fiscal Year 2027.

•	THOR continued to invest in the future of its business – advancing automation across its manufacturing operations, expanding its connected-vehicle capabilities, and deepening its leadership bench through people development and succession planning.

NET INCOME (in millions) Our net income attributable to THOR (hereinafter “Net Income”) in Fiscal Year 2026 was $177.5 million. 2026 $178 2025 $259 2024 $265 2023 $374 2022 $1,138	NET INCOME ATTRIBUTABLE TO THOR (in millions)

NET SALES (in billions) We achieved annual net sales of $9.61 billion. 2026 $9.61 2025 $9.58 2024 $10.04 2023 $11.12 2022 $16.31	NET SALES (in billions)

DILUTED EPS Our Diluted EPS was $3.38. 2026 $3.38 2025 $4.84 2024 $4.94 2023 $6.95 2022 $20.59	DILUTED EPS

THOR INDUSTRIES, INC. NOTICE OF 2026 ANNUAL MEETING AND PROXY STATEMENT

HISTORY OF INCREASING REGULAR DIVIDENDS

THOR’s financial mission is to return value to our Shareholders. An important component of that mission is our dividend policy. To that end, THOR has increased its regular cash dividends each of the last 16 years and recently announced an increase in the dividend for the first quarter of Fiscal Year 2027.

 2026 $2.08
 2025 $2.00
 2024 $1.92
 2023 $1.80
 2022 $1.72

DIVIDEND HISTORY (annual per share)

CASH GENERATED FROM
OPERATIONS (in millions)

In Fiscal Year 2026, we continued to demonstrate our ability to generate cash with approximately $321.2 million of cash generated from operations.

 2026 $321
 2025 $578
 2024 $546
 2023 $982
 2022 $990

CASH FLOW FROM OPERATIONS (in millions)

Sustainability
Highlights

In Fiscal Year 2026, we continued our drive for sustainability. Our ninth annual sustainability report providing comprehensive details about our sustainability achievements in Fiscal Year 2026 will be published in January 2027. Below are some highlights from the Fiscal Year:

•	In September 2025, THOR commercialized the Entegra Coach® Embark®, built on an electric vehicle platform developed exclusively for the THOR family of companies, marking a significant milestone in our multi-year electrification strategy and reinforcing our position as the RV industry’s innovation leader. The Embark® was selected by RVBusiness as its 2026 “RV of the Year.”

•	THOR was named to Newsweek and Statista’s list of “America’s Most Responsible Companies” for a fourth year and Newsweek’s list of “America’s Greenest Companies” for a third year in a row.

•	THOR prepared and submitted its sixth disclosure to CDP (Carbon Disclosure Project) providing transparency to our shareholders on our environmental impact.
•	THOR continued to educate thousands of local students regarding opportunities in the RV Industry through the Company’s LEAP program, which completed its tenth year in Fiscal Year 2026.

•	THOR continued a 5-year partnership with Lacasa, Inc., a non-profit focused on assisting people achieve financial stability and housing, and continued existing relationships with United Way and Habitat for Humanity.

•	THOR continued support for the National Forest Foundation, ensuring NFF continues to protect invaluable public lands and maintain the health of the forest system.

•	THOR continued to sponsor and promote the Girl Scouts and its Girl Scouts Love State Parks annual event as part of the Company’s commitment to promote inclusivity in the outdoors.

THOR INDUSTRIES, INC. NOTICE OF 2026 ANNUAL MEETING AND PROXY STATEMENT

CORPORATE GOVERNANCE HIGHLIGHTS

Excellent corporate governance is essential to the continued long-term success of our business. The following list identifies important governance actions and practices at THOR in Fiscal Year 2026:

Director Independence

•       8 of our 9 Directors in Fiscal Year 2026 were independent

•       Independent Chairman

•       Board committees comprised entirely of independent members of the Board

•       Independent Directors meet without Management present

Board Refreshment

•       Balance of new and experienced Directors with an intentional board refreshment program

•       Follow a mandatory retirement policy requiring all Directors who are 72 years of age or older to submit a resignation to the Board for consideration each year

•       Guided by a diversity policy that has resulted in a combined 44% of the Board being women or minority

•       Median tenure of current Board is approximately eight (8) years

Board Accountability

•       Entire Board of Directors is subject to annual election

•       Apply a majority voting standard for Directors requiring Directors in uncontested elections to be elected by a majority of the votes cast and requiring submission of resignation in the event that the required majority vote is not received

Board Evaluation & Effectiveness	• Annual Board and Committee Self-Assessments • Bifurcated Chairman and CEO roles • Annual review, refreshment, and disclosure of Company Governance Guidelines and Committee Charters
Director Engagement

•       In the aggregate, Directors attended 99% of the combined total Board and Committee meetings in Fiscal Year 2026

•       No Directors serve on an excessive number of outside boards

•       Board committees possess the right to hire advisors

Clawback and Anti-Hedging Policies

•       Long-standing “No Fault” Clawback Policy, compliant with SEC regulation, requires the return of incentive compensation (cash and equity including RSU and PSU awards) when financial statement restatement is required

•       Anti-hedging, short sale, and pledging policies for Company shares owned by the Board and Executive Officers

Change in Control Provision

•       Double trigger change in control provisions in our Equity Plan, requiring either a corresponding change in employment status or the failure of an acquirer to assume the award before any change in control would result in the accelerated vesting of such award

Share Ownership	• Share ownership and retention guidelines for Directors (4 times annual cash retainer), CEO (5 times annual salary), and other Named Executive Officers (3 times annual salary)
Proxy Access	• Allow for Proxy Access for up to twenty (20) Shareholders who, in the aggregate, hold at least 3% of THOR’s outstanding stock for a period of at least three (3) years
Shareholder Engagement	• Continued Shareholder and advisory firm engagement
ESG	• Empower a Sustainability Committee, reporting directly to our Environmental, Social, Governance and Nominating Committee of the Board, which is responsible for ESG performance and reporting

Proposal 1

ELECTION OF DIRECTORS

Each of our nine (9) current directors was nominated for re-election to serve a single-year term and has agreed to be named in our Proxy Statement as a nominee and to serve as a member of the Board of Directors if elected by the Shareholders. In making these nominations, our Board recognizes that it is of the utmost importance to the Company that the nominees are individuals who bring crucial skills and unique voices to our boardroom, and the Board carefully considered each nominee’s contributions to the Board and his or her unique skills and qualifications.

Unless contrary instructions are properly given by a Shareholder, the representatives designated to vote by proxy intend to vote FOR the election of the nominees listed in this proxy statement. In the event that any nominee becomes unavailable for election (a situation our Board does not now anticipate), the shares represented by proxies will be voted, unless authority is withheld, for such other person as may be designated by our Environmental, Social, Governance and Nominating Committee (our “ESG&N Committee”).

QUALIFICATIONS AND PROCESS FOR NOMINEES

We consider our Board of Directors to be a valuable strategic asset of our Company. To maintain the integrity of this asset, our Board of Directors has been carefully crafted to ensure that its expertise covers diversity of experience and perspective, and these attributes will continue to be considered when nominating individuals to serve on our Board. With respect to the nomination of continuing Directors for re-election, the individual’s contributions to our Board are also considered.

Our Board believes that it is necessary for each of our Directors to possess many diverse qualities and skills.

Board Recommendations The Board of Directors recommends that the Shareholders vote “FOR” the nominees.

When searching for new candidates, our ESG&N Committee, guided by our Diversity Policy, considers the evolving needs of our Board and believes that it is essential that our Board members represent diverse viewpoints and collectively possess a broad array of backgrounds and experiences.

As set forth in our Governance Guidelines, our Board believes that all Directors must possess a considerable amount of business management experience and demonstrate integrity, honesty, strategic thinking, and successful leadership. Our ESG&N Committee considers each candidate’s credentials as well as their judgment, background, conflicts of interest, commitment to maximizing Shareholder value, and capacity to benefit the Company. A successful candidate must have credentials and skills beneficial when compared to the credentials and skills of the current Board composition. Our ESG&N Committee further evaluates candidates on the satisfaction of any independence requirements imposed by law, regulation, and the New York Stock Exchange (the “NYSE”).

COMPOSITION OF BOARD OF DIRECTORS

Board Tenure 12.2
Average years of director tenure

Tenure
- Over 10 Years **33.3%**
- 6-10 Years **33.3%**
- 5 or Fewer Years **33.3%**

Director Independence 89%
Directors are independent
Chairman is independent

Gender Representation 33%
3 Directors are female

Average Director Age 62

Race/Ethnicity Representation 11%
1 Director is Racially/Ethnically Diverse

PASSPORT
KEYSTONE RV

12

Our Board

of Directors

NOMINEES FOR BOARD OF DIRECTORS

Age: 67

Director since 2010

INDEPENDENT

THOR Committees:

None

Outside Directorships:

•	Tiara Yachts

•	American Chemet Corporation

Andrew E. Graves Chairman of the Board

Professional Highlights:

Mr. Graves became a Director in December 2010 and was named Chairman of the Board in August 2019. He was CEO of Motorsport Aftermarket Group, a leading manufacturer, distributor, and online retailer of aftermarket products for the powersports industry. He joined the privately-held company as CEO in January 2015 and retired in August 2018. Previously, Mr. Graves served as the President of Brunswick Boat Group, a division of the Brunswick Corporation, an NYSE company, where he served from 2005 to 2014. Prior to his time with Brunswick, Mr. Graves was President of Dresser Flow Solutions, a maker of flow control products, measurement systems, and power systems, from 2003 to 2005, and before that he was President and Chief Operating Officer of Federal Signal Corporation. Mr. Graves holds a bachelor’s degree in metallurgical engineering from Purdue University and an MBA from the University of Chicago.

Why This Director:

Our ESG&N Committee and Board believe that Mr. Graves’ decades of leadership across the marine, powersports, and industrial sectors – recreational and consumer durable products sold, like ours, through networks of independent dealers and subject to similar demand cycles – give him a first-hand understanding of the dealership relationships, production discipline, and cycle management that drive our business, and that this experience, together with his steady leadership as Chairman, make him well-suited to lead our Board.

Age: 51

Director since 2021

INDEPENDENT

THOR Committees:

•	Compensation & Development
•	ESG&N

Outside Directorships:

•	Feeding America

Christina Hennington

Professional Highlights:

Ms. Hennington joined our Board in September 2021. Ms. Hennington is the CEO of the Minnesota United MLS franchise, a position she has held since July 2026. She previously served as the Executive Vice President and Chief Strategy & Growth Officer of Target Corp., a position she held from June 2024 through August 2025. From February 2021 through June 2024, Ms. Hennington served as Target Corp.’s Executive Vice President and Chief Growth Officer. She served on Target’s leadership team and held roles of increasing responsibility with Target from June 2003 to February 2021. Ms. Hennington is a seasoned retail executive and corporate strategist with deep expertise in running large complex commercial operations, developing both short- and long-term strategic plans, building unique and innovative partnerships, and leveraging emerging technologies to accelerate team and business performance. She is a Henry Crown Fellow of the Aspen Institute. She is a current member of the Feeding America Board and Executive Committee. Ms. Hennington received her bachelor’s degree from Cornell University and her MBA from the Kellogg School of Management at Northwestern University.

Why This Director:

Our ESG&N Committee and Board believe that her expertise in consumer insights, brand and growth strategy, and the use of data and emerging technologies to drive commercial performance directly supports THOR’s efforts to deepen its connection with end consumers and to position its family of brands for long-term growth.

THOR INDUSTRIES, INC. NOTICE OF 2026 ANNUAL MEETING AND PROXY STATEMENT

Age: 60

Director since 2018

INDEPENDENT

THOR Committees:

•	Compensation & Development (Chair)

•	Audit

Outside Directorships:

•	Duchossois Capital Management

•	S & C Electric Company

Amelia A. Huntington

Professional Highlights:

Ms. Huntington, who became a Director in October 2018, is a thirty-year veteran of the energy and lighting industries. She served as Chief Executive Officer of Philips Lighting Americas, a leading manufacturer of commercial and residential lighting solutions, until January 2018, where she led all commercial operations throughout North, South, and Central America, including early large-scale development of connected LED lighting. She previously served as Chief Executive Officer of Philips Lighting, Professional Lighting Solutions, based in Amsterdam, The Netherlands. Prior to joining Philips Lighting in April 2013, Ms. Huntington held senior leadership positions with Schneider Electric, a global specialist in energy management, over the course of a 22-year career, including Chief Operating Officer of Schneider Electric North America and Chief Executive Officer of its Juno Lighting Group subsidiary where she maintained industry-leading profitability during a period of economic volatility and technology-driven change. Ms. Huntington currently serves as a director of Duchossois Capital Management and S & C Electric Company. Ms. Huntington earned her Bachelor of Science degree in Industrial Management / Industrial Engineering and a Master of Science degree in Management, both from Purdue University.

Why This Director:

Our ESG&N Committee and Board believe that her experience leading complex multinational operations through periods of significant technology-driven transformation is directly relevant to THOR’s global manufacturing footprint – including European operations – and to the Board’s oversight of product innovation.

Age: 56

Director since 2021

INDEPENDENT

THOR Committees:

•	Audit (Financial Expert)

•	Compensation & Development

Outside Directorships:

•	Interface, Inc.

Laurel Hurd

Professional Highlights:

Ms. Hurd joined our Board in September 2021. Since April 2022, she has served as the President and Chief Executive Officer of Interface, Inc., a worldwide commercial flooring company and global leader in sustainability. She was previously a Segment President, Learning and Development, for Newell Brands, a global manufacturer, marketer and distributor of consumer and commercial products. She became a Segment President in March 2019, having previously served as CEO of Newell’s Writing Division from March 2018 to March 2019, CEO of its Baby Division from January 2017 to March 2018, and President of its Home & Baby Division from January 2016 to January 2017. She has over 30 years of experience in the consumer-packaged goods industry. Ms. Hurd received her bachelor’s degree in business administration and marketing from Miami University in Oxford, Ohio. As a sitting public-company chief executive, Ms. Hurd brings the Board a current operator’s perspective on strategy, brand building, and talent development.

Why This Director:

Our ESG&N Committee and Board believe that her experience driving growth in legacy consumer brands through innovation, digital acceleration, and global expansion – together with her leadership of a company widely recognized for its sustainability performance – makes her a valuable voice on our Board.

Age: 62

Director since 2020

INDEPENDENT

THOR Committees:

•	Audit (Chair and Financial Expert)

•	ESG&N

Outside Directorships:

•	Chicago Children’s Museum

•	Chicago Youth Centers

William J. Kelley Jr.

Professional Highlights:

Mr. Kelley, who became a Director in November 2020, is the Executive Vice President and Chief Financial Officer of Utz Brands (NYSE: UTZ), which manufactures a diverse portfolio of savory snacks through popular brands. Prior to his May 2025 appointment with Utz Brands, Mr. Kelley was the Global Chief Financial Officer for Tropicana Brands Group, established in 2022 as a joint venture between PAI Partners and PepsiCo. Before joining Tropicana Brands Group, from February 2020 to July 2022, Mr. Kelley was the Executive Vice President and Chief Financial Officer of TreeHouse Foods, Inc., a leading manufacturer and distributor of private label packaged foods and beverages in North America. He joined TreeHouse in 2016 and held finance and leadership roles of increasing responsibility, including Corporate Controller. Prior to joining TreeHouse, Mr. Kelley was with food and beverage company The Kraft Heinz Company as Head of Global Internal Audit. Earlier, he served as Chief Accounting Officer of the Hillshire Brands Company and Corporate Controller of USG Corporation. Mr. Kelley holds a B.A. in Accounting from Clark Atlanta University and an MBA in Accounting and Strategy from the University of Chicago Booth School of Business. Mr. Kelley is a Certified Public Accountant, Certified Internal Auditor, and Certified Information Systems Auditor.

Why This Director:

Our ESG&N Committee and Board believe that his extensive experience overseeing finance, accounting, controls, and enterprise risk at the leadership level of major branded consumer companies – experience that qualifies him as an “audit committee financial expert” – equips him to lead the Audit Committee’s oversight of financial reporting, internal controls, and risk management through the demand cycles inherent in our industry.

Age: 63

Director since 2017

INDEPENDENT

THOR Committees:

•	ESG&N (Chair)

•	Audit (Financial Expert)

Outside Directorships:

•	W.W. Grainger, Inc.

Christopher Klein

Professional Highlights:

Mr. Klein, who became a Director in December 2017, retired as Chief Executive Officer of Fortune Brands Home & Security, Inc., a leading manufacturer of home and security products, in January 2020 and as its Executive Chairman in December 2020. Mr. Klein joined Fortune Brands, Inc. in 2003 and held corporate strategy, business development, and operational positions until he became CEO of Fortune Brands Home & Security in 2010. Previously, Mr. Klein held key strategy and operating positions at Bank One Corporation and served as a partner at McKinsey & Company, a global management consulting firm. Mr. Klein spent his early career in commercial banking, at both ABN AMRO and First Chicago. Mr. Klein received his BBA from the University of Iowa and his MBA from the Kellogg School of Management at Northwestern University.

Why This Director:

Our ESG&N Committee and Board believe that his decade leading a publicly traded, multi-brand manufacturer of big-ticket consumer products through cyclical end markets – together with his strategy consulting and capital markets background – provides the Board with valuable perspective on portfolio management, capital allocation, and disciplined growth through the cycle.

THOR INDUSTRIES, INC. NOTICE OF 2026 ANNUAL MEETING AND PROXY STATEMENT

Age: 61

Director since 2024

INDEPENDENT

THOR Committees

•	Compensation & Development
•	ESG&N

Outside Directorships:

•	HNI Corporation

Jeffrey D. Lorenger

Professional Highlights:

Mr. Lorenger became a Director in February 2024. He is the Chairman, President, and Chief Executive Officer of HNI Corporation, a leading manufacturer of workplace furnishings and residential building products. He has served as President and CEO since June 2018 and has been Chairman of HNI’s Board of Directors since February 2020. Since joining HNI in 1998, Mr. Lorenger has held multiple executive-level positions at HNI and HNI’s workplace furnishings brands including HON, Allsteel, and Gunlocke. Prior to joining HNI, he spent several years practicing corporate law. Mr. Lorenger serves on the Tippie School of Business Advisory Board at the University of Iowa. Mr. Lorenger holds three degrees from the University of Iowa — a BBA in marketing, a Juris Doctor, and an MBA.

Why This Director:

Our ESG&N Committee and Board believe that his current, day-to-day experience as chairman and chief executive officer of an acquisitive publicly traded manufacturer operating a multi-brand model, together with his legal training and governance experience, make him a valuable addition to our Board.

Age: 57

Director since 2013

THOR Committees:

None

Outside Directorships:

None

Robert W. Martin President and Chief Executive Officer

Professional Highlights:

Mr. Martin has been with our Company since 2001 when we acquired Keystone RV, where he had worked since July 1998. Mr. Martin currently serves as our President and Chief Executive Officer. From August 2012 to July 2013, Mr. Martin served as the Company’s President and Chief Operating Officer. Mr. Martin previously served as President of our RV Group from January 2012 to August 2012. Prior to becoming President of our RV Group, Mr. Martin was President of Keystone RV from January 2010 to January 2012 and Executive Vice President and Chief Operating Officer of Keystone RV from January 2007 to January 2010.

Earlier in his career, Mr. Martin held various sales leadership positions with Keystone RV, including Vice President of Sales and General Manager of Sales. Prior to joining Keystone RV, Mr. Martin held positions at Coachmen Industries, Inc., a former recreational vehicle and manufactured housing company. Mr. Martin received his bachelor’s degree from Purdue University.

Why This Director:

Our ESG&N Committee and Board believe that his more than 30 years of leadership in the RV industry – including guiding the Company through multiple industry cycles and its expansion – and his deep relationships with our independent dealer partners and suppliers provide the Board with an invaluable operator’s perspective on our business.

Age: 81

Director since 1980

INDEPENDENT

THOR Committees:

None

Outside Directorships:

•	Safety Speed Manufacturing Company, Inc.

•	Precision Feedthrough Holdings, LLC

•	Base Holdings Company

•	Peter B. Orthwein, Inc.

•	PBESC LLC

Peter B. Orthwein Chairman Emeritus of the Board

Professional Highlights:

Mr. Orthwein, a co-founder of our Company, currently serves as Chairman Emeritus of the Board, having been appointed to this position upon his retirement from the Company in August 2019. Mr. Orthwein has served as a Director of our Company since its inception. He served as our Executive Chairman from August 2013 until his retirement in August 2019. From November 2009 to August 2013, Mr. Orthwein served as the Company’s Chairman and CEO, including service as the Company’s President and CEO from November 2009 to August 2012. Mr. Orthwein was previously Chairman of our Company from 1980 to 1986, Vice Chairman from 1986 to November 2009, and Treasurer from 1980 to November 2009. Mr. Orthwein holds a bachelor’s degree and an MBA, both from Cornell University.

Why This Director:

Our ESG&N Committee and Board believe that his institutional knowledge as a co-founder, his experience navigating every industry cycle in the Company’s history, his industry relationships, and his perspective as a long-term shareholder make him a unique asset to the Board.

THOR INDUSTRIES, INC. NOTICE OF 2026 ANNUAL MEETING AND PROXY STATEMENT

FISCAL YEAR 2026 BOARD OF DIRECTORS’ SKILLS MATRIX

SKILL
Artificial Intelligence/Generative Technology					●
Business Ethics	●	●	●	●	●	●	●	●	●
Business Operations	●	●	●	●	●	●	●	●	●
Corporate Governance	●	●	●	●	●	●	●		●
Corporate Responsibility	●	●				●	●	●
Cybersecurity		●			●		●
Environmental		●		●			●
Executive Leadership	●	●	●	●	●	●	●	●	●
Finance/Capital Allocation	●	●	●	●	●	●	●	●	●
Financial Expertise/Literacy	●	●	●	●	●	●	●	●	●
Government/Public Policy								●
Innovation and Emerging Technologies	●	●					●
Insurance Industry					●
International	●		●	●	●	●	●	●
Investments					●	●			●
Legal/Compliance							●
Marketing/Sales	●	●	●	●		●	●	●
Mergers & Acquisitions	●	●	●	●	●	●	●	●	●
Outdoor/Recreational Industry Experience	●							●	●
Project Management		●			●		●	●
Risk Management		●			●		●	●
Strategic Alliances	●	●	●	●	●	●	●	●	●
Strategy	●	●	●	●	●	●	●	●	●
Sustainability/Climate				●			●
Systems (IoT)			●
Talent Management and Compensation	●	●	●	●	●	●	●	●	●
Taxation					●
Technology Systems					●

GENDER
Female		●	●	●
Male	●				●	●	●	●	●

RACE/ETHNICITY
White	●	●	●	●		●	●	●	●
Black/African American					●

Board of
Directors

STRUCTURE AND COMMITTEES AND CORPORATE GOVERNANCE

CORPORATE GOVERNANCE

Our Board and Management embrace the reality that excellent corporate governance is necessary for our Company to succeed. THOR’s Governance Guidelines serve as the framework for consistent and effective governance of the Company. The Guidelines are reviewed annually and updated as needed (last updated in Fiscal Year 2025). The Guidelines are available for review on our website, www.thorindustries.com.

BOARD SELECTION PROCESS

Our ESG&N Committee, with assistance from both our Chairman and CEO, screens candidates and recommends nominees to the full Board. Our By-Laws provide that our Board may set the number of Directors at no fewer than one (1) and no more than fifteen (15). Our Board currently consists of nine (9) Directors. Directors stand for election each year.

Our ESG&N Committee has relied upon board search firms in identifying suitable director candidates. During this process, the Board adheres to a Diversity Policy as it engages in an evaluation of potential candidates. Another important consideration in our prospective Board member evaluation includes his or her obligation to their primary company and/or to other boards that would detract from their obligation to fully serve on our Board. Further, the Committee will consider Shareholder nominations of candidates for our Board on the same basis as Board-identified candidates, provided that any such nominee possesses the requisite business, management, and educational experience.

PROXY ACCESS

Our By-Laws allow a group of up to twenty (20) Shareholders who have owned, collectively, at least 3% of our outstanding shares for a period of at least three (3) years to nominate up to two (2) or 25% of the seats up for election, whichever is greater, and include those nominations in our Proxy Statement by following the procedures set forth in the By-Laws.

BOARD STRUCTURE AND LEADERSHIP

THOR’s Board of Directors is chaired by an independent director, Andrew E. Graves. Our Board in Fiscal Year 2026 was led by strong Committee chairs, Messrs. Klein (ESG&N) and Kelley (Audit), and Ms. Huntington (Compensation and Development).

Our Board has three (3) standing Committees with the principal functions described below. The charters of each of these Committees are reviewed annually and updated as needed. Each charter was reviewed in Fiscal Year 2026 and the Audit Committee and Compensation and Development Committee charters were updated. Each charter is posted on our website at www.thorindustries.com and is available in print to any Shareholder who requests a copy.

THOR INDUSTRIES, INC. NOTICE OF 2026 ANNUAL MEETING AND PROXY STATEMENT

2026 AUDIT COMMITTEE

Members	Principal Functions

William J. Kelley Jr. (Chair)
Amelia A. Huntington
Laurel Hurd

Christopher Klein

Meetings in

Fiscal Year 2026: 8

The Board has determined that each member of the Audit Committee is independent in accordance with the rules of the NYSE. The Board has also determined that Mr. Kelley, Ms. Hurd, and Mr. Klein are audit committee financial experts.

Attend to the appointment, retention, termination, and oversight, including the approval of compensation, of the Company’s independent auditors.

Maintain communications among our Board, our independent registered public accounting firm, and our internal accounting staff with respect to accounting and auditing procedures, implementation of recommendations by such independent registered public accounting firm, the adequacy of our internal controls, and related matters.

Review and approve the annual audit plan and all major changes to the plan.

Review and discuss, with Management and the independent auditor, financial statements and disclosure matters.

Oversee the qualifications, independence and performance of the internal audit function.

Oversee compliance and risk management matters, including reviewing the Company’s code of business conduct and ethics.

Review and approve all related-party transactions, defined as those transactions required to be disclosed under Item 404 of Regulation S-K.

2026 COMPENSATION AND DEVELOPMENT COMMITTEE

Members	Principal Functions
Amelia A. Huntington (Chair) Christina Hennington Laurel Hurd Jeffrey D. Lorenger Meetings in Fiscal Year 2026: 10

Establish and review executive compensation policies and guiding principles.

Review and approve the compensation of our Chief Executive Officer and evaluate his performance in light of such compensation.

Review and approve the compensation of our Executive Officers.

Evaluate and approve the design of compensation and benefit programs for our Executive Officers.

Administer the Company’s cash and equity incentive plans for employees, including ensuring that the plans do not promote excessive risk taking.

Assist the Board in fulfilling its oversight responsibilities with respect to the management of risks arising from our compensation policies and programs.

Review CEO and executive management and leadership development, succession planning, and retention for our Company.

2026 ENVIRONMENTAL, SOCIAL, GOVERNANCE AND NOMINATING COMMITTEE

Members	Principal Functions
Christopher Klein (Chair) Christina Hennington William J. Kelley Jr. Jeffrey D. Lorenger Meetings in Fiscal Year 2026: 4

Address all matters of corporate governance.

Evaluate qualifications and candidates for positions on our Board using the criteria set forth under the heading “Proposal 1 – Election of Directors”.

Review THOR’s Governance Guidelines and recommend revisions as needed.

Prepare and periodically review the emergency succession plan for the Chief Executive Officer.

Establish criteria for selecting new Directors, nominees for Board membership, and the positions of Chairman and Chief Executive Officer.

Review all components of compensation for independent Directors, including our Chairman.

Determine whether a Director should be invited to stand for re-election.

Oversee the Company’s Sustainability Committee.

Oversee the annual evaluation of the Board and its Committees.

The chart below sets forth the Board committee membership of each of our Directors for Fiscal Year 2026:

				BOARD COMMITTEES
Name	Age	Director Since	Independent	Audit	Compensation & Development	Environmental, Social, Governance and Nominating
Andrew E. Graves Chairman of the Board Retired, Chief Executive Officer of Motorsport Aftermarket Group	67	2010	●
Christina Hennington CEO of Minnesota United MLS Franchise	51	2021	●		●	●
Amelia A. Huntington Retired, Chief Executive Officer of Philips Lighting Americas	60	2018	●	●	CHAIR
Laurel Hurd President and Chief Executive Officer of Interface, Inc.	56	2021	●	●	●
William J. Kelley Jr. Executive Vice President and Chief Financial Officer of Utz Brands	62	2020	●	CHAIR		●
Christopher Klein Retired, Chief Executive Officer of Fortune Brands Home & Security, Inc.	63	2017	●	●		CHAIR
Jeffrey D. Lorenger President, Chief Executive Officer and Chairman of the Board of HNI Corporation	61	2024	●		●	●
Robert W. Martin President and Chief Executive Officer of THOR Industries, Inc.	57	2013
Peter B. Orthwein Chairman Emeritus of the Board Retired, THOR Industries, Inc.	81	1980	●
Number of Meetings in Fiscal Year 2026			5	8	10	4

THOR INDUSTRIES, INC. NOTICE OF 2026 ANNUAL MEETING AND PROXY STATEMENT

DIRECTOR INDEPENDENCE

Of our nine (9) Directors at the close of Fiscal Year 2026, only one (1) was employed by our Company, our President and CEO, Mr. Martin. Except for Mr. Martin, our Board in Fiscal Year 2026 was comprised of “independent” Directors as the term is defined by both NYSE listing standards and our own Governance Guidelines. The Board conducts an annual review to determine the continued independence of all our independent Directors.

INDEPENDENT DIRECTOR MEETINGS

THOR’s independent Directors, as an entire body or part thereof, meet in non-executive sessions that include non-independent directors and independent directors and meet in executive session (comprised of only independent directors) at the conclusion of each Audit Committee meeting, each Compensation and Development Committee meeting, and each Board meeting.

DIRECTOR ATTENDANCE

During Fiscal Year 2026, the Board of Directors held five (5) meetings. In the aggregate, Directors attended 100% of the total meetings of the full Board. No Director attended less than 94% of the combined total meetings of the full Board and the Committees on which the Director served during this past fiscal year. All of the members of the Board are encouraged, but not required, to attend the Company’s Annual Meeting of Shareholders. All of the members of the Board attended the 2025 Annual Meeting.

ANNUAL BOARD AND COMMITTEE EVALUATION

Each year, our Board conducts evaluations of each Committee and the Board as a whole. This process includes evaluation of the individual members of the Committees and the Board. The evaluation includes a process of dynamic feedback designed to identify areas of increased focus.

BOARD RISK OVERSIGHT

At both the full Board and Committee level, a primary function of our Board of Directors is to oversee the Company’s risk profile and the processes established by Management for managing risk. Our Board and its

Committees regularly evaluate these risks and the mitigation strategies employed by Management. In general terms, our committees oversee the following risks:

Audit Committee

All risks related to financial controls, including all applicable legal, regulatory, and compliance risks, as well as the overall risk management structure, including evaluating and responding to the assessments of both our internal audit function and our external auditors.

Compensation and Development Committee

All risks associated with the design and elements of our compensation program and related compliance issues, and all risks associated with the process of developing our people and succession planning.

Environmental, Social, Governance and Nominating Committee

All risks within the scope of the Company’s governance programs, climate and environmental risks, and applicable compliance issues.

In performing its oversight responsibilities, the Board relies, in part, upon the results and information gained through the Company’s Enterprise Risk Management Program, and considers the program for amendment, as appropriate. The program is designed to ensure appropriate risk monitoring of, and controls over, risks associated with our business. Risks evaluated through the program include, but are not limited to, those risks related to strategy, operations, acquisition integration, legal, compliance, human resources, mergers & acquisitions, IT & cyber security, and finance.

The Board receives regular reports from Management regarding the status of its risk management programs, and provides input and direction designed to keep the risk management programs effective against the ever-evolving risk landscape applicable generally to commercial enterprises and specifically to our Company.

The Board and Management have developed a culture of risk awareness and risk management that includes annual Company-wide ethics training. Through this constant and interactive process, the Company gains input from its employees as it evaluates risks and updates its management plan accordingly.

DIVERSITY POLICY

In Fiscal Year 2017, our Board formalized a Diversity Policy that it has followed in recent Board candidate searches. Under the Board’s Diversity Policy, the initial list of candidates to be considered must include qualified candidates with diversity of race, ethnicity, and gender. Our Board initiated a Board refreshment plan several years ago and has strictly adhered to the diversity policy in the process of recruiting new members. We continue to be proud of the diversity of thought, experience, and background of our Board.

SUCCESSION PLANNING

Our Board is actively engaged in talent management and succession planning. Our succession plan and talent management programs are reviewed semi-annually with the Compensation and Development Committee and then reviewed and considered by the full Board. These discussions include an ongoing evaluation of our talent and leadership bench and the succession plan that envisions those individuals’ advancement to key positions in our Company. In addition, high-potential employees are regularly evaluated and engaged in comprehensive training, both on the job and in the classroom.

MANDATORY RESIGNATION POLICY

The Board continues to maintain a mandatory, age-based, resignation policy, requiring each Director who is 72 years of age or older to annually submit his or her resignation for consideration by the Board at our October Board meeting for action. If the Board accepts the Director’s resignation at the October Board meeting, the Director’s resignation would be effective at the Annual Meeting or earlier if agreed to by the Board and the retiring Director.

SHAREHOLDER COMMUNICATIONS AND ENGAGEMENT

We encourage Shareholder communication with the Company and actively engage our Shareholders in dialogue. Any communications from interested parties directed toward our Board or independent Directors specifically may be sent to Andrew E. Graves, our Independent Chairman, who forwards to each of the other Board members or independent Directors, as appropriate, any such communications that, in the opinion of Mr. Graves, deal with the functions of our Board or its Committees. Mr. Graves’ address for this purpose is c/o THOR Industries, Inc., Attention: Corporate Secretary, 2900 Independence Court, Elkhart, IN 46514.

ETHICS

We have adopted a written code of ethics, the “THOR Industries, Inc. Code of Conduct”, which is applicable to all of our Directors, Officers, and employees, including our Principal Executive Officer, Principal Financial Officer, Principal Accounting Officer or Controller, and other Executive Officers identified in this Proxy Statement who perform similar functions. Our code of conduct is posted on our website found at www.thorindustries.com and is available in print to any Shareholder who requests it. Each year members of the management teams at each of our operating companies, as well as our Executive Officers, along with several thousand front-line leaders at our companies, engage in training on our Code of Conduct. We intend to disclose any changes in, or waivers from, our code of ethics applicable to any Executive Officers on our website or by filing a Form 8-K with the SEC.

OUR GOVERNANCE PRACTICES

THOR is committed to governance principles that are designed to be in the best interest of our Shareholders. Our Board evaluates each governance principle as it uniquely applies to THOR. In some instances, this leads our Board to adopt and/or maintain policies that it deems in the best interest of THOR that may not be fully consistent with the views held by others. These decisions and determinations are not made lightly;

instead, great consideration is given to the adoption of principles believed to be best suited to THOR’s long-term success. Controlling governance principles include:

•	Our Board currently has a total of nine (9) members, eight (8) of whom are independent, and all of whom have significant business operations and/or management experience.

•	Our Board is not classified, meaning each Director is elected by the shareholders annually.

•	We maintain separate Chairman and CEO positions.

•	Our Chairman is Independent.

•	Directors who are not elected by a majority of votes cast in uncontested elections are required to submit their resignation, subject to acceptance by the Board.

•	The Board and each of its committees conduct an annual self-evaluation.

•	Our Directors and Executive Officers have stock ownership and retention guidelines.

•	We closely monitor the alignment of our NEO compensation with our long-term shareholder return and with benchmarks.

•	We maintain a policy prohibiting derivative trading, hedging, and pledging of our shares by our Section 16 Officers and Directors.

•	We maintain a “no-fault” clawback policy, compliant with applicable SEC rules, that requires our Executive Officers to repay any compensation (cash or equity) awarded based on financial results that are subsequently restated.
•	The Board regularly reviews the Company’s succession plan and talent management program.

•	There is no Shareholder rights plan or “poison pill”.

•	Our Board instituted a mandatory resignation policy, requiring each Director 72 years of age or older to submit his or her resignation for consideration by the Board annually.

•	Our compensation arrangements include a double trigger for all awards and grants requiring either a corresponding change in employment status or the failure of an acquirer to assume the award before any change in control would result in the accelerated vesting of such award and/or grant.

•	Management and the Board maintain a Shareholder engagement strategy, which has created the opportunity and expectation of outreach to and dialogue with our Shareholders.

•	We maintain an ESG policy effectuated by a committee over which our ESG&N Committee has oversight.

•	Each of our Executive Officers is party to an Employment Agreement restricting each executive’s right to compete with the Company to the fullest extent allowable by law.

Director
Compensation

For service in Fiscal Year 2026, each of our non-employee Directors received an annual cash retainer of $170,000, payable quarterly, plus reimbursement for expenses. During Fiscal Year 2026 the following additional retainers were awarded:

Board Chair	$250,000
Audit Committee Chair	$30,000
Compensation and Development Committee Chair	$25,000
ESG&N Committee Chair	$20,000

The following table summarizes the compensation paid to our non-employee Directors in Fiscal Year 2026:

	Fees Earned or
Name	Paid in Cash ($)(1)	Option Awards ($)	Stock Awards ($)(2)	Total ($)
Andrew E. Graves	$420,000	—	$154,913	$574,913
Christina Hennington	$170,000	—	$154,913	$324,913
Amelia A. Huntington	$195,000	—	$154,913	$349,913
Laurel Hurd	$170,000	—	$154,913	$324,913
William J. Kelley Jr.	$200,000	—	$154,913	$354,913
Christopher Klein	$190,000	—	$154,913	$344,913
Jeffrey D. Lorenger	$170,000	—	$154,913	$324,913
Peter B. Orthwein	$170,000	—	$154,913	$324,913

(1)	Fees consist of an annual cash retainer for Board and Committee service and an additional annual cash retainer paid to the Chairman and the Committee Chairs.

(2)	Director Stock Awards were awarded to all current non-employee Directors on October 7, 2025 and consisted of 1,482 shares scheduled to vest on October 7, 2026.

Executive
Officers
Who Are Not
Directors

The following is a list of the names, ages, titles, and certain biographical information of our current Executive Officers who are not Directors as of November 3, 2026. Executive Officers serve at the discretion of our Board of Directors.

Colleen Zuhl Senior Vice President and Chief Financial Officer Age: 60	Todd Woelfer Senior Vice President and Chief Operating Officer Age: 59

Mrs. Zuhl, a Certified Public Accountant, joined our Company in June 2011 and currently serves as Senior Vice President and Chief Financial Officer. Prior to accepting her role as Vice President and Chief Financial Officer in October 2013, Mrs. Zuhl served the Company as Vice President and Controller from February 2013 to October 2013, Interim Chief Financial Officer from October 2012 to February 2013, and Director of Finance from June 2011 to October 2012. Prior to joining our Company, Mrs. Zuhl served as Chief Financial Officer of All American Group, Inc. (formerly known as Coachmen Industries, Inc.), then a recreational vehicle and manufactured housing company listed on the NYSE, from August 2006 to June 2011.	Mr. Woelfer joined our Company in August 2012, and currently serves as Senior Vice President and Chief Operating Officer. Mr. Woelfer served as our Senior Vice President, General Counsel, and Corporate Secretary prior to being promoted to COO in December 2021. Prior to joining our Company, Mr. Woelfer served as managing partner of May Oberfell Lorber where his practice focused on advising corporate clients. From May 2007 through May 2010, Mr. Woelfer served as General Counsel to All American Group, Inc. (formerly known as Coachmen Industries, Inc.), then a recreational vehicle and manufactured housing company listed on the NYSE.

THOR INDUSTRIES, INC. NOTICE OF 2026 ANNUAL MEETING AND PROXY STATEMENT

Trevor Q. Gasper Senior Vice President, General Counsel, and Corporate Secretary Age: 45	Michele McDermott Chief Human Resources Officer Age: 56

Mr. Gasper joined our Company in September 2017, serving first as Corporate Counsel and then as Assistant General Counsel before being appointed Senior Vice President, General Counsel, and Corporate Secretary in December 2021. From 2006 to September 2017, Mr. Gasper was in private practice where his practice focused on representing and advising companies engaged in the RV industry, including our Company and operating companies. Mr. Gasper received his B.A. degree, cum laude, from the University of Evansville and his J.D., cum laude, from Notre Dame Law School.	Ms. McDermott has been with our Company since January 2024 and serves as our Chief Human Resources Officer. Prior to joining our Company, she was the Executive Vice President and CHRO at Hub Group from August 2019 to January 2024. Ms. McDermott previously served in leadership roles of increasing responsibility at Assurance, National Express Group, and United Service Companies. Ms. McDermott received her bachelor’s degree in business administration from Lewis University and MBA in Finance and Operations from DePaul University’s Kellstadt Graduate School of Business.

Ryan Biren Chief Information Officer Age: 39

Mr. Biren joined our Company in February 2024 as Vice President of Corporate Development and currently serves as Chief Information Officer, a position he has held since February 2026. Mr. Biren leads the Company’s enterprise technology strategy and digital transformation, including enterprise data, AI, and analytics capabilities across our global Family of Companies. Prior to joining our Company, Mr. Biren was an advisor at Camping World from June 2023 to November 2023; Senior Vice President of Retail Operations from August 2022 to June 2023; and Senior Vice President of Corporate Development from May 2021 to July 2022. Earlier in his career, Mr. Biren served as Senior Director of Corporate Development at Xperi Corporation, a publicly traded technology company, and as Senior Associate in Financial Advisory Services at Deloitte. Mr. Biren holds a BBA from the Schulich School of Business at York University and is a CPA, Accredited in Business Valuation (ABV), and Project Management Professional (PMP).

Proposal 2

RATIFICATION OF OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board has selected Deloitte & Touche LLP (“Deloitte”) as our independent registered public accounting firm to perform the audits of our financial statements and our internal controls over financial reporting for the Fiscal Year ending July 31, 2027. Deloitte was our independent registered public accounting firm for the Fiscal Year ended July 31, 2026. Unless a Shareholder directs otherwise, proxies will be voted FOR the approval of the selection of Deloitte as our independent registered public accounting firm for the Fiscal Year ending July 31, 2027.

Representatives of Deloitte are expected to be present at the Meeting, will have the opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions.

We are asking our Shareholders to ratify the selection of Deloitte as our independent registered public accounting firm. Although ratification is not required, the Board is submitting the selection of Deloitte to our Shareholders for ratification as a matter of good corporate practice. Even if the selection is ratified, the Audit Committee, in its discretion, may select a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interest of the Company and our Shareholders.

Board Recommendations The Board of Directors recommends that the Shareholders vote “FOR” the ratification of Deloitte & Touche LLP as the Company’s independent registered public accounting firm.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FEES

The following table represents the aggregate fees billed to us for Fiscal Years 2026 and 2025 by Deloitte, the member firms of Deloitte Touche Tohmatsu, and their respective affiliates (collectively, the “Deloitte Entities”):

Fees	FY 2026	FY 2025
Audit Fees	$5,848,100	$5,677,000
Audit-Related Fees	—	—
SUBTOTAL	$5,848,100	$5,677,000
Tax Fees	$904,201	$837,050
All Other Fees	—	—
TOTAL FEES	$6,752,301	$6,514,050

Audit Fees. Represents fees for professional services provided for the audit of our annual financial statements, the audit of our internal controls over financial reporting, the review of our quarterly financial statements, and audit services provided in connection with other statutory or regulatory filings.

Audit-Related Fees. Represents fees for assurance and related services which are reasonably related to the audit of our financial statements.

Tax Fees. Represents fees for professional services related to taxes, including the preparation of domestic and international returns, tax examination assistance, and tax planning.

All Other Fees. Represents fees for products and services provided to us not otherwise included in the categories above.

THOR INDUSTRIES, INC. NOTICE OF 2026 ANNUAL MEETING AND PROXY STATEMENT

Our Audit Committee has adopted a formal policy concerning the approval of audit and non-audit services to be provided by the independent registered public accounting firm to us. The policy requires that all services Deloitte, our independent registered public accounting firm, may provide to us, including audit services and permitted audit-related and non-audit services, be pre-approved by our Audit Committee. Our Audit Committee has considered whether performance of services other than audit services is compatible with maintaining the independence of Deloitte.

Our Audit Committee pre-approved all audit and non-audit services provided by Deloitte during Fiscal Year 2026.

Report of

the Audit

Committee

The Audit Committee serves as the representative of the Company’s Board of Directors for general oversight of the Company’s financial accounting and reporting, systems of internal control and audit process, monitoring compliance with laws, regulations, and standards of business conduct. The Audit Committee operates under a written charter, a copy of which is available on our Company’s website at www.thorindustries.com and is available in print to any Shareholder who requests it.

Management of the Company has the primary responsibility for the financial reporting process, including the system of internal control. In Fiscal Year 2026, the Company’s internal audit function performed extensive diligence and intensive review of the Company’s internal control processes. Deloitte & Touche LLP, an independent registered public accounting firm acting as the Company’s independent auditor, is responsible for performing an independent audit of the Company’s consolidated financial statements and an independent audit of the Company’s internal controls over financial reporting in accordance with the standards of the United States Public Company Accounting Oversight Board (“PCAOB”) and issuing reports thereon.

In carrying out its duties, the Audit Committee has reviewed and discussed the Company’s audited consolidated financial statements for the Fiscal Year ended July 31, 2026, with the Company’s Management and Deloitte. The Audit Committee has also discussed with Deloitte the matters required to be discussed by the applicable requirements of the PCAOB and the SEC. In addition, the Audit Committee has received the disclosures from Deloitte required by the applicable requirements of the PCAOB regarding Deloitte’s communications with the Audit Committee concerning independence and has discussed with Deloitte its independence from the Company. Based on the foregoing reports and discussions and subject to the limitations on the role and responsibilities of the Audit Committee referred to above and in the Charter of the Audit Committee, the Audit Committee recommended to the Board of Directors, and the Board of Directors has approved, that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the Fiscal Year ended July 31, 2026.

The Board of Directors has affirmatively determined that each of the members of the Audit Committee is “independent” as defined under the rules of the NYSE.

THE AUDIT COMMITTEE

William J. Kelley Jr., Chair

Amelia A. Huntington

Laurel Hurd

Christopher Klein

The foregoing report of our Audit Committee shall not be deemed to be incorporated by reference in any previous or future documents filed by our Company with the SEC under the Securities Act or the Exchange Act, except to the extent that we specifically incorporate the report by reference in any such document.

THOR INDUSTRIES, INC. NOTICE OF 2026 ANNUAL MEETING AND PROXY STATEMENT

Compensation

Discussion and

Analysis

In our Compensation Discussion and Analysis, we describe the compensation plan for our Named Executive Officers for Fiscal Year 2026. Our NEOs are:

Robert W. Martin	Colleen Zuhl	Todd Woelfer	Trevor Q. Gasper	Michele McDermott
President and Chief Executive Officer	Senior Vice President and Chief Financial Officer	Senior Vice President and Chief Operating Officer	Senior Vice President, General Counsel, and Corporate Secretary	Chief Human Resources Officer

EXECUTIVE SUMMARY

OUR BUSINESS

THOR is the sole owner of operating companies which, combined, make it the largest manufacturer of recreational vehicles in the world. Our Company also owns and operates a strong portfolio of companies that supply materials and components to the recreational vehicle industry. In Fiscal Year 2026, worldwide, we had manufacturing operations in 370 facilities located in six countries and 11 U.S. states.

For more information about our Company, please see “Business” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Report on Form 10-K filed with the SEC on September 22, 2026.

FISCAL YEAR 2026 BUSINESS HIGHLIGHTS

A combination of persistent inflation, elevated interest rates, tariff-driven cost pressures, and economic uncertainty—compounded by geopolitical events during our fiscal third quarter—further suppressed consumer confidence and pushed the long-anticipated recovery in the North American RV market yet another year into the future. As an industry, North American wholesale recreational vehicle unit shipments declined approximately 9.3% year-over-year (from 344,359 units during our Fiscal Year 2025 to 312,474 units during our Fiscal Year 2026). The decline was concentrated in the towable category, where strained consumer sentiment suppressed volumes and tariff and inflationary pressures raised material costs, resulting in year-over-year declines in net sales and gross margin in our North American Towable segment. By contrast, our North American Motorized segment delivered year-over-year net sales growth and expanded its North American retail market share, reflecting durable demand at the price points where consumers see compelling value.

In North America, Management continued to execute on its “Downturn Playbook,” maintaining focus on our core business—carefully monitoring the market,

setting only market-reasonable production levels, and limiting or freezing non-critical capital expenditures. In Fiscal Year 2026, Management went further, launching the strategic evolution of our North American RV operating model: expanding enterprise-wide procurement and strategic sourcing to capture purchasing leverage across our operating companies, consolidating select functions to eliminate redundant costs, and tightly aligning production with retail demand to protect the health of our dealer network. These actions are designed to durably lower our cost structure and position the Company for margin expansion as market conditions normalize.

Our European operating segment again proved to be a source of relative stability, delivering year-over-year net sales growth despite inflation, monetary policy, and geopolitical headwinds in Europe. For the fiscal year, our European segment generated net sales of $3.30 billion, income before income taxes of $72.2 million, and a gross profit margin of 13.5%.

For the full fiscal year, our combined North American and European operations produced consolidated net sales of $9.61 billion; gross profit margin of 12.6%; net income of $177.5 million; and diluted EPS of $3.38. Net cash provided by operating activities was $321.2 million.

The Company started the fiscal year with a stock price of $90.99 and ended the fiscal year with a stock price of $74.97.

In accordance with its published capital allocation strategy, Management deployed the Company’s cash flow from operations to the long-term benefit of the Company and its shareholders. Specifically, we: (i) increased the Company’s dividend by 4% to $2.08 per share (annually), marking our 16th consecutive year of dividend increases; (ii) made payments of $59.7 million on the Company’s total debt, thereby reducing future interest expense and preserving capital flexibility; (iii) repurchased 1,274,538 shares of common stock at a weighted-average price of $90.33 per share, thereby returning cash to shareholders; and (iv) invested in restructuring, facilities, innovation, and technology, thereby supporting the next generation of our products.

Management also maintained transparent communication with the investment community throughout a volatile year. The Company issued full-year guidance for Fiscal Year 2026 (consolidated net sales, consolidated gross profit margin, and diluted earnings per share) concurrently with the announcement of Fiscal Year 2025 earnings in September 2025 and reaffirmed that guidance through its second quarter earnings release. In light of prolonged geopolitical and macroeconomic headwinds and their impact on consumer sentiment and material costs, the Company revised its gross margin and diluted EPS guidance concurrently with its third quarter earnings release in June 2026. Final Fiscal Year 2026 results were: consolidated net sales of $9.61 billion (guidance of $9.0 to $9.5 billion) and diluted EPS of $3.38 (revised guidance range of $3.30 to $3.80).

Based on feedback received, the Company’s guidance continues to be well received by our Shareholders and the analysts who cover our Company. Considering this, Management intends to provide full-year guidance for Fiscal Year 2027 concurrently with the filing of its 10-Q for the first quarter of its Fiscal Year 2027 in December 2026.

Key Performance Measures from Fiscal Year 2026

• Net sales of $9.61 billion
• Net income attributable to THOR of $177.5 million
• Diluted EPS of $3.38
• Cash generated from operations of $321.2 million

THOR INDUSTRIES, INC. NOTICE OF 2026 ANNUAL MEETING AND PROXY STATEMENT

HIGHLIGHTS OF EXECUTIVE COMPENSATION PRACTICES

WHAT WE DO

Remain Competitive

Annual benchmarking to compare our executive officers’ pay to our compensation peers and the market more broadly.

Align with Shareholder Interests

Actual compensation is heavily weighted toward incentive compensation with performance criteria that align with the interests of our shareholders.

Remain Compliant

Including the maintenance of our comprehensive and SEC-compliant “no fault” clawback policy.

Require Investment in Company

Maintenance of and strict adherence to our Stock Ownership and Retention Guidelines.

Motivate Achievement of Financial Goals Utilization of challenging short-term and long-term performance metrics that align with the interests of our Shareholders. These goals are reset annually and are utilized in determining MIP and LTI awards.

Use of Compensation Consultant

The Compensation and Development Committee works with an independent compensation consultant.

Review and Evaluate Tally Sheets

The Committee reviews and discusses each executive’s tally sheet before making any decision on the executive’s pay.

Annual Shareholder “Say on Pay” Vote

We value our Shareholders’ input on our executive compensation practices and programs. Our Board seeks an annual non-binding advisory vote from Shareholders to approve executive compensation disclosed in our CD&A, tabular disclosures, and related narrative.

WHAT WE DON’T DO

Exercise Undue Discretion

No upward adjustment of total compensation targets once set, and no discretionary awards paid to our NEOs.

Provide Unreasonable Perquisites

No perquisites awarded to our Executive Officers other than a periodic physical exam, dark-web monitoring, and ability to lease a recreational vehicle manufactured by one of our North American companies.

Allow Hedging or Pledging of Stock

No hedging, short sale, or pledging of THOR stock.

Pay Dividends Before Shares Are Earned

No dividends or dividend equivalents earned on unvested PSUs or RSUs.

OUR COMPENSATION PHILOSOPHY: INCENTIVIZE VALUE CREATION BY TYING PAY TO PERFORMANCE

OUR PLAN

We believe executive compensation should be directly linked to performance and long-term value creation for our shareholders. We provide a framework that encourages outstanding financial results and shareholder returns over the long term while continuing to attract, retain, and motivate a premier management team to sustain and grow our Company.

Our NEO compensation is comprised of (i) a base salary; (ii) a non-equity cash incentive component (our Management Incentive Plan or “MIP”); and (iii) a long-term equity incentive component (“LTI”). The LTI consists of Restricted Stock Units (“RSUs”) and Performance Stock Units (“PSUs”). Fiscal Year 2026 marked the Company’s seventh year under its revised compensation plan which relies heavily upon variable incentive compensation measured by adjusted net income before income tax (our “Company Adjusted NBT”)(1), return on invested capital (“ROIC”)(1), and free cash flow (“FCF”)(1), each as defined in Appendix A.

Fiscal Year 2026 marked our third year incorporating non-financial metrics into our NEO compensation plan with 10% of target RSUs being contingent upon Management achieving certain metrics related to employee engagement and retention.

The foundation of the compensation plan is an annual benchmarking process to compare Management’s pay to that of our compensation peers, our industry competitors, and the market more broadly. For benchmarking in Fiscal Year 2026, our CEO’s targeted total compensation was set at approximately the 48th percentile of targeted CEO compensation for our executive compensation peer group.

Once target total compensation is determined, half of that targeted compensation is designed to be paid in cash compensation through a combination of base salary and MIP while the other half is designed to be paid as LTI, in stock, in equal parts RSU and PSU awards.

(1) See Appendix A for reconciliation of non-GAAP financial measure to most directly comparable GAAP financial measure.

For Fiscal Year 2026, the annual target MIP and 90% of the RSU awards were each converted to a sharing percentage and were awarded relative to the Company’s performance compared to the annually forecasted target Company Adjusted NBT.

TARGET TOTAL COMPENSATION MIX

The other 10% of the projected RSU awards were awardable based on the NEOs achieving metrics related to employee engagement and retention.

Though RSU awards are based on a one-year performance period, once awarded, such RSU awards are subject to vesting over a three-year period beginning on or after the one-year anniversary of the award grant date. The Committee has deliberately paired a one-year performance measurement period for RSUs with a three-year ratable vesting period. In a cyclical industry in which annual wholesale shipment volumes can swing significantly, an annual earning period allows the Company Adjusted NBT target to be reset each year against the current forecast, so that payouts are neither inflated nor penalized by a single year’s position in the cycle, while the ratable vesting that follows keeps the value earned tied to our stock price for three additional years. The three-year PSUs complement this design by measuring sustained performance (average ROIC and cumulative FCF) across the full three-year period.

The PSU awards are subdivided into two equal awards based upon FCF and ROIC, relative to forecasted performance over a three-year period. At the

THOR INDUSTRIES, INC. NOTICE OF 2026 ANNUAL MEETING AND PROXY STATEMENT

conclusion of the three-year period, actual FCF and ROIC performance are each measured against the forecasted performance and awards vest based on the following schedule (with ROIC and FCF components measured separately):

Percentage of Realization of Target	Percentage Payout of Award
Less than 50%	0%
50%-150%	The actual percentage of realization will equal the percentage of payout
Greater than 150%	200%

The total targeted compensation, the sharing percentages for MIP and RSUs, any non-financial metric, and the three-year performance metrics for PSUs are reset each year based on new benchmarking, goal-setting, and forecasting by the Company. Only base salary is guaranteed because: (1) the MIP and 90% of the RSU elements of the incentive compensation pay $0 to our NEOs in circumstances where Company Adjusted NBT is not positive; (2) 10% of the RSU element pays $0 to our NEOs if the metrics related to employee engagement and retention in North America are not achieved; and (3) the PSU element pays $0 to the NEOs when metrics are realized at less than the threshold of 50% of their respective forecasted targets at the end of the three-year period.

This relative metric mechanism prevents excessive compensation that could arise from steadily growing Company Adjusted NBT, ROIC, and/or FCF as each year the compensation percentages are reset to align with the benchmarked targets and projected Company performance. Accordingly, as targeted performance rises, the sharing percentages used to calculate incentive compensation fall to maintain alignment with benchmarks.

Our PSU metrics are measured against absolute, forecast-based ROIC and FCF targets rather than against the performance of a peer group. The Committee has considered the use of relative metrics and concluded that no meaningful set of public peers exists for that purpose: our largest competitor is part of a multinational conglomerate holding company whose results for that business are not separately reported, and the two publicly traded recreational vehicle manufacturers are a fraction of our size (see “Our Compensation Peer Group” below).

We will continue the critical analysis of our executive compensation plan relative to our return to our shareholders. Based on this ongoing assessment, the Committee will continue to evaluate annually whether the program requires further evolution.

We also regularly solicit feedback from our shareholders, who have continually expressed their support of our compensation plan through historical votes and direct feedback.

In addition to the “pay for performance” principles first adopted by our founders in 1980, our Compensation and Development Committee is guided by the following practices and principles:

1. Benchmark Executive Pay. The Committee benchmarks executive compensation levels to the Company’s compensation peer group and to the

Shareholder understanding and feedback are important to us

For the last 12 years, we have been actively soliciting input and feedback from our shareholders on our compensation plan. The response to date has been supportive of our program. We will continue to take advantage of opportunities to solicit input from our shareholders because shareholder understanding and feedback are important to us. Our Senior Vice President, General Counsel and Corporate Secretary, Trevor Q. Gasper, coordinates these discussions for us. Feel free to contact Mr. Gasper if you have questions or wish to provide feedback about our compensation program. He can be reached at:

(574) 970-7460 or tgasper@thorindustries.com.

market generally to ensure that Company pay practices are in line with recognized practices of like-sized manufacturing companies.

2. Work with Compensation Consultant. In Fiscal Year 2026, the Committee utilized WTW as its compensation consultant.

3. Attract and Retain Top Level Talent. The Committee aims for pay practices that are competitive with industry peers who are our local competition for talent.

4. Align the Pay Plan with Shareholder Interests. The Committee supports a pay plan that places a significant portion of executives’ pay at risk, making it variable and dependent upon Company Adjusted NBT, ROIC, FCF, and achievement of non-financial metrics.

5. Incentivize Sustained Profitability. The Committee promotes a pay plan that incentivizes executives to deliver sustained profitability for Shareholders within the guidelines of good corporate governance. The three-year vesting schedule for the RSU component of LTI, and the multi-year performance measurement period for the PSU component of LTI, not only help retain key talent, but also incentivize management to perform over the long term.

6. Identify and Manage Risk. The Committee evaluates and seeks to minimize risk exposure that is inherent in any pay for performance plan. A strong “no fault” clawback policy helps mitigate the risk as does diligent review of the process that results in compensation decisions.

THOR INDUSTRIES, INC. NOTICE OF 2026 ANNUAL MEETING AND PROXY STATEMENT

7. Maintain a Simple, Transparent Pay Program and Avoid Any Significant Perquisites for our Executives. In Fiscal Year 2026, our Executive Officers received no perquisites of employment that are not available to all of THOR’s full-time employees other than: (i) a periodic physical exam (and ancillary health services related to that exam); (ii) the ability to lease one of the Company’s North American recreational vehicle products (discussed below); and (iii) internet and dark-web monitoring services.

8. Exercise Limited or No Discretion. The Company’s pay program is designed to reward the management team when performance merits it and to respond appropriately when performance does not. Accordingly, the Committee does not actively revisit the outputs from our program to adjust pay upward or downward. While the Committee has, on very limited occasions, issued unplanned discretionary bonuses in the circumstances of a limited, not likely to be repeated, outstanding performance, we otherwise generally do not exercise discretion in awarding compensation to our NEOs. No discretionary bonuses have been awarded since Fiscal Year 2016.

9. Maintain a “no fault” clawback policy. The Board is required to claw back any incentive-based compensation (whether cash or equity, including RSU awards, which are earned based on Company Adjusted NBT, and PSU awards) received by any Executive Officer during the three (3) completed fiscal years immediately preceding the date on which the Company is required to prepare an accounting restatement, to the extent that compensation exceeds the amount that would have been earned based on the restated results, and without regard to the Executive Officer’s fault or involvement in the restatement. This policy was reviewed and modified during Fiscal Year 2023 to ensure compliance with the final SEC rule and the related NYSE listing standard, and is filed as an exhibit to our Annual Report on Form 10-K.

10. Maintain a Vigilant Insider Trading Policy. The Company has adopted and regularly monitors an insider trading policy governing the purchase, sale, and other disposition of the Company’s securities by directors, officers, and employees. The policy is designed to promote compliance with insider trading laws, rules, and regulations as well as applicable listing standards.

11. Avoid Single Trigger Vesting of Equity-based Awards upon Change in Control. In Fiscal Year 2015, the Board approved (for implementation in Fiscal Year 2016) a double trigger for all future awards and grants requiring either a corresponding change in employment status or the failure of an acquirer to assume the award before any change in control would result in the accelerated vesting of such award.

12. Prohibit hedging or pledging of Company Securities by our Executive Officers and Board Members. The Company prohibits Executive Officers and members of its Board from engaging in any hedging transactions, transacting short sales, or pledging any Company stock.

SHAREHOLDER SUPPORT FOR OUR 2025 ADVISORY VOTE ON EXECUTIVE COMPENSATION AND SHAREHOLDER OUTREACH PROGRAM

At the 2025 Annual Meeting, shareholders approved our advisory Say on Pay proposal in support of our executive compensation program by a vote of approximately 93.5%.

We regularly communicate with our shareholders regarding a variety of topics and involve independent directors in these conversations as appropriate. We welcome continued engagement on compensation matters and other issues relevant to our business.

LOOKING BACK: REVIEWING THE ELEMENTS OF COMPENSATION FROM FISCAL YEAR 2026

BASE SALARY

Base salaries are part of the compensation package paid to our executives and are determined according to various factors, including benchmarking, experience, talent, contribution, industry standards, expectations, and performance.

On an annual basis, all executive employees’ base salaries are reviewed for possible adjustments. Adjustments, though, are an exception and not the rule. While the Compensation and Development Committee considers the market practices of our peer group as a guide for recognized ranges of base compensation, due to our emphasis on performance-based pay, the Compensation and Development Committee intentionally sets base salaries for our CEO and other NEOs well below average for our peer group.

Our CEO’s base salary is $750,000 and has not been adjusted since Fiscal Year 2013. This base salary is the lowest in our 2026 compensation peer group(2) (more than 30% lower than the next lowest). Thus, analysis that compares

(2) Peer group salary data referenced in this paragraph relates to full-year salary from the most recent disclosed summary compensation table data for each such peer.

other elements of compensation as a multiple of CEO base salary does not hold as much meaning for THOR as it might with other companies.

VARIABLE INCENTIVE COMPENSATION

Variable performance-based elements comprise the highest percentage of our NEOs’ compensation. Payouts under these elements (MIP and LTI) are determined based on our Company Adjusted NBT, FCF, and ROIC measured against the Board’s approved forecast for the fiscal year or three-year performance period as well as against non-financial metrics selected to provide value to the Company and Shareholders. As stated above, our NEOs’ base salary is intentionally set below market, emphasizing this incentive-based pay. For Fiscal Year 2026, our NEOs’ compensation was approximately 89% incentive-based pay. Our compensation philosophy has long promoted such heavy reliance on variable performance-based pay relative to the Board’s approved forecast for the Fiscal Year to align Management’s performance with shareholder interests.

Cash-Based Variable Incentive Awards

Our MIP provides cash-based variable incentive compensation. As set forth in the accompanying Appendix A, we generally rely on GAAP numbers to calculate our Company Adjusted NBT and then make standard adjustments to exclude certain gains and/ or losses as a result of LIFO, non-controlling interests, impairments, detrimental or incremental impacts to NBT as a result of non-forecasted M&A activity, and certain foreign currency exchange gains/losses. Target Company Adjusted NBT is determined prior to our Fiscal Year or within the first quarter thereof and a sharing percentage is calculated as “target MIP” divided by “target Company Adjusted NBT.” The result of that calculation is converted to a percentage. The amount of earned MIP for our NEOs is calculated and paid based on the Company Adjusted NBT on a quarterly basis. The maximum cash-based variable incentive award to be paid to any single person in

THOR INDUSTRIES, INC. NOTICE OF 2026 ANNUAL MEETING AND PROXY STATEMENT

any fiscal year is capped at $15,000,000. This cap is a plan-level maximum and not a target multiple: MIP payouts are calculated on a straight-line basis as a fixed percentage of Company Adjusted NBT, with no acceleration or increased sharing percentage above target. Over the past five fiscal years, the highest MIP payment to any NEO in any fiscal year was approximately 52% of this cap. For Fiscal Year 2026, Company Adjusted NBT also excluded costs related to the Company’s restructuring activities in Europe. Although those restructuring plans were under development when target Company Adjusted NBT was set, the range of potential costs could not be estimated with sufficient precision to include in the forecast and, accordingly, were not included in the forecast on which target Company Adjusted NBT was based. Rather than embed a speculative estimate in the target, the Compensation and Development Committee determined, at the time the forecast and the Fiscal Year 2026 compensation plan were established, to exclude actual restructuring costs from the calculation of Company Adjusted NBT, so that target and actual results would be measured on a consistent basis, for Fiscal Year 2026 only. This exclusion was pre-established, is reflected in Appendix A, and was applied in the same manner in each quarterly certification of Company Adjusted NBT during the fiscal year. No adjustment was made after results were known. As discussed below, even after giving effect to this exclusion, Company Adjusted NBT was below target Company Adjusted NBT, and MIP payouts to our NEOs were correspondingly below target.

The key incentive metrics for our Fiscal Year 2026 MIP and total MIP actually paid for our NEOs were as follows:

FISCAL YEAR 2026 KEY INCENTIVE METRICS

Name	Performance Metric(1)	Award
Robert W. Martin	1.929% of Company Adjusted NBT	$5,204,673
Colleen Zuhl	0.758% of Company Adjusted NBT	$2,045,175
Todd Woelfer	0.775% of Company Adjusted NBT	$2,091,043
Trevor Q. Gasper	0.297% of Company Adjusted NBT	$801,342
Michele McDermott	0.171% of Company Adjusted NBT	$461,379

(1)	For Fiscal Year 2026, income before income taxes was $238,721,000 and Company Adjusted NBT was $269,812,000. See Appendix A for a reconciliation of non-GAAP measures to their most comparable GAAP measure.

The executive’s eligibility to receive the cash incentive compensation is contingent upon the executive being employed with the Company or an operating company at the time of payment; certification by our Compensation and Development Committee that the amount proposed to be paid under the plan is consistent with pre-determined formulas; and a determination that, upon considering any relevant factors including our “no-fault” clawback policy, no cause exists to consider payment of a lesser amount.

Long-Term Equity Incentive Plan

Our LTI is comprised of both RSUs and PSUs. As discussed above, the target RSUs awarded for Fiscal Year 2026 were separated into two tranches: (1) a tranche consisting of 90% of the target RSUs evaluated on a single year (Fiscal Year 2026) performance of Company Adjusted NBT; and (2) a tranche consisting of 10% of the target RSUs evaluated based on Management’s achievement of metrics related to employee engagement and retention. The actual award under each tranche is based on actual Company performance.

The RSUs awarded for Fiscal Year 2026, based on the metrics identified in the table below, are eligible to vest in three (3) equal annual installments beginning on the first anniversary of the grant. Participants must generally remain employees of our Company or one of its operating companies through the vesting period to be entitled to receive the stock that is issued upon vesting of the RSUs.

The PSUs awarded in Fiscal Year 2026 will be evaluated on a three-year aggregate cycle (Fiscal Years 2026, 2027, and 2028) with the number of shares to be awarded based on an analysis of performance to target (ROIC and FCF) after the conclusion of Fiscal Year 2028. The average ROIC and cumulative FCF targets for this cycle were derived from the Board-approved three-year forecast in effect at the time of grant. Because those targets are drawn from our internal multi-year forecast, we consider them competitively sensitive and do not disclose them prospectively; we will disclose the targets and actual results for this cycle, as we have done for the completed Fiscal Year 2023 through 2025 cycle below, following the Committee’s certification at the conclusion of the performance period.

During Fiscal Year 2026, the Committee also completed its evaluation of the PSUs granted for the three-year performance cycle covering Fiscal Years 2023 through 2025. On October 7, 2025, the Committee certified that the Company’s average ROIC over the cycle was 8.1% against a target of 17.0%

THOR INDUSTRIES, INC. NOTICE OF 2026 ANNUAL MEETING AND PROXY STATEMENT

(47.65% of target), which was below the 50% threshold, resulting in no payout on the ROIC component, and that the Company’s cumulative FCF over the cycle was $1,634.3 million against a target of $1,841.5 million, or 88.75% of the target, resulting in a payout of 88.75% of the target shares on the FCF component. FCF and ROIC are non-GAAP measures; see Appendix A for the definitions of these measures and reconciliations to the most directly comparable GAAP measures. The resulting shares were issued to the NEOs on October 8, 2025 and are reflected in the Option Exercises and Shares Vested table below.

The ROIC and FCF targets for this 2023 through 2025 cycle were set in the first quarter of Fiscal Year 2023 from the Board-approved three-year forecast then in effect, which followed the Company’s record Fiscal Year 2022 results (see Company Adjusted NBT in the Pay versus Performance table below). The performance period instead coincided with a prolonged industry downcycle. Consistent with the design of the program, the Committee did not adjust the targets or exercise discretion, and the below-target outcome reflects the plan operating as intended.

An important tool for talent retention, our LTI program provides that, subject to any contrary terms in an employment agreement, any employee who leaves our Company before the vesting date immediately forfeits their right to receive any and all outstanding unvested RSUs and forfeits outstanding PSUs for which the relevant performance period has not ended.

The value of the RSU and PSU awards granted to our NEOs for Fiscal Year 2026 was as follows:

FISCAL YEAR 2026 RSU AND PSU AWARDS

Name	RSU%(2)	RSU Amount(2)	Total RSU Amount(1)	PSU Amount(1)	Total LTI
Robert W. Martin	90% (Company Adjusted NBT)	$2,627,038	$3,059,882	$3,462,598	$6,522,480
	10% (Non-Financial)	$432,844

Colleen Zuhl	90% (Company Adjusted NBT)	$1,195,453	$1,392,422	$1,575,567	$2,967,989
	10% (Non-Financial)	$196,969

Todd Woelfer	90% (Company Adjusted NBT)	$1,187,298	$1,382,923	$1,564,870	$2,947,793
	10% (Non-Financial)	$195,625

Trevor Q. Gasper	90% (Company Adjusted NBT)	$588,149	$685,055	$775,199	$1,460,254
	10% (Non-Financial)	$96,906

Michele McDermott	90% (Company Adjusted NBT)	$406,450	$473,419	$535,676	$1,009,095
	10% (Non-Financial)	$66,969

(1)	The RSU and PSU values are determined based on FASB ASC Topic 718. The PSU amount listed represents the grant date value of the award on the date of the grant that would be achieved on a three-year cycle ending July 31, 2028, if target ROIC and FCF objectives are met.

(2)	Our NEOs’ target RSU amount for Fiscal Year 2026 was:

NEO	Target RSU Amount(3)
Robert W. Martin	$3,462,750
Colleen Zuhl	$1,575,750
Todd Woelfer	$1,565,000
Trevor Q. Gasper	$775,250
Michele McDermott	$535,750

(3)	90% of this target was awarded relative to the Company’s achievement of target Company Adjusted NBT and 10% was awarded relative to Management’s achievement of certain metrics related to employee engagement and retention.

ADDITIONAL COMPENSATION ELEMENTS

BENEFITS AND PERQUISITES

We offer no substantial benefits or perquisites to our Executive Officers that are not available to our broader employee population except: (i) a requested periodic physical exam and ancillary health services to assess the health of our Executive Officers and certain other key employees; (ii) internet and dark web monitoring and protection; and (iii) the opportunity to lease and exclusively use one of our Company’s North American recreational vehicles. The recreational vehicle is leased to the Executive Officer at no direct cost to the Executive Officer but the Executive Officer is responsible for certain ancillary costs including fuel, maintenance, and insurance. This program was initiated so our Executive Officers (and any other executive whose target compensation is at least 40% equity) can: (1) obtain a first-hand understanding of our products and our customers’ RV experience; (2) better relate to and communicate with our customers, dealers, suppliers, and shareholders; and (3) assist in evaluating product design, efficiency, customer service, and maintenance experience. The program does not impose any incremental cost on the Company, but each Executive Officer participating in the program is treated as receiving taxable compensation representing the value of the benefit. The Company does not provide tax gross-ups for any perquisite so the Executive Officer is responsible for any tax impact associated with each of our perquisite programs.

RETIREMENT PLANS

Our Company does not offer retirement plans to our Executive Officers. Furthermore, consistent with past practice, our Executive Officers, like all highly compensated employees of the Company, were excluded from eligibility in our Company-sponsored 401(k) plan in Fiscal Year 2026 but may participate in our non-matching Deferred Compensation Plan that is available to all full-time employees who are precluded from participating in our 401(k) program by virtue of their income.

STOCK OWNERSHIP AND RETENTION GUIDELINES

Our Board maintains stock ownership guidelines for our Executive Officers and our Board. The guidelines require retention of the following levels of Company stock:

Title	Stock Ownership Level (Stock Holding Value)
Chief Executive Officer	5 times base salary
Other Executive Officers	3 times base salary
Board of Directors	4 times base annual retainer

Our Executive Officers must satisfy the requirement within five (5) years of their first LTI award in their current position. The Board of Directors must satisfy the requirement within five (5) years of the date of their first annual award. Only owned shares are included for purposes of calculating compliance with these guidelines; unvested shares (either time-based or performance-based) are not counted. All Board members and Executive Officers are either in compliance with the guidelines or are expected to come into compliance within the required timeline.

CLAWBACK POLICY

Our Board of Directors is required, on a “no fault” basis, to claw back any excess incentive-based compensation (whether equity or cash, including RSU awards, which are earned based on Company Adjusted NBT, and PSU awards) received by any Executive Officer during the three completed fiscal years immediately preceding the date on which the Company is required to prepare an accounting restatement, to the extent that compensation exceeds the amount that would have been earned based on the restated results. Recovery is required without regard to the Executive Officer’s fault or involvement in the restatement, is calculated on a pre-tax basis, and may not be offset by indemnification or insurance. Our clawback policy is fully compliant with the SEC’s final rule adopted on October 26, 2022

THOR INDUSTRIES, INC. NOTICE OF 2026 ANNUAL MEETING AND PROXY STATEMENT

and effective January 27, 2023 and with the related NYSE listing standard, and is filed as an exhibit to our Annual Report on Form 10-K.

ANTI-HEDGING AND PLEDGING POLICY

Our Company prohibits our Executive Officers and members of the Board of Directors from engaging in any hedging transactions, transacting short sales, or pledging any Company stock.

SEVERANCE PLANS AND CHANGE IN CONTROL AGREEMENTS

Our Company has employment agreements with each of our Named Executive Officers. Updated and adopted during Fiscal Year 2023, these contracts contain non-competition and non-solicitation obligations that, prior to 2021, were not part of our Executive Officers’ employment relationship with the Company and, prior to 2021, were not standard within the RV industry. The purpose of the contracts and non-competition provisions was to secure the exclusive services of our Management Team for the duration of the contracts and for a period of time post-employment. The RV industry is very competitive, and its history is replete with examples of key leaders leaving their company to start competitive businesses. Given Management’s longevity and track record of growth with the Company, the contracts remain important to secure and to protect the Company from such risk. As such, an essential element of the employment agreement was that each executive agrees not to compete against the Company during the term of his or her employment and for a period of two (2) years following termination of employment. The agreements also include confidentiality undertakings and agreements not to solicit Company customers or employees. The RV industry has a comparatively low barrier to entry, geographic concentration, and relies upon personal relationships with suppliers and dealers. Thus, the Company obtained a substantial benefit by collecting non-competition agreements from its Executive Officers.

A cornerstone of the THOR Industries, Inc. Amended and Restated Equity and Incentive Plan (our “Equity Plan”) is its double-trigger vesting requirement. Specifically, the Equity Plan provides for the vesting of shares only upon the occurrence of both a Change in Control (as defined by the Equity Plan) and either a corresponding change in employment status or the failure of an acquirer to assume the awards.

The aggregate value of change in control and termination benefits for each NEO is summarized under the subheading, “Potential Payments Upon Termination or Change in Control and Agreements with Resigning Officers” on page 59.

SECTION 409A OF THE CODE

Our compensation plans and programs are designed to comply with Section 409A of the Code, which places strict restrictions on plans that provide for the deferral of compensation.

HOW WE MAKE COMPENSATION DECISIONS AND WHY WE MADE THEM FOR FISCAL YEAR 2026

THE COMPENSATION AND DEVELOPMENT COMMITTEE

Our Compensation and Development Committee is responsible for the oversight of our Executive Management compensation plan. Each year, the Committee engages in a thorough evaluation of the performance of our Executive Officers. The Board of Directors conducts a review of our CEO, Mr. Martin. These evaluations are significant inputs for the Committee as it determines the percentage of the peer group benchmark at which to set target compensation.

Mr. Martin does not participate in his own performance evaluation or in setting his own compensation. For the other NEOs, the Chairman of the Board and the CEO evaluate each NEO’s individual performance and recommend to the Compensation and Development Committee a tailored compensation plan that relies on peer benchmark data for that individual. The Compensation and Development Committee then reviews and votes to approve or modify these recommendations.

For more information on the Compensation and Development Committee, see the Board Structure and Leadership section of this Proxy Statement. Additionally, the Compensation and Development Committee’s charter can be found on our Company website at www.thorindustries.com.

OUR INDEPENDENT COMPENSATION CONSULTANT

In Fiscal Year 2026, the Compensation and Development Committee utilized WTW as its compensation consultant. WTW reports directly to the Committee, and the Committee is empowered to retain or replace WTW or hire additional consultants at any time. A representative of WTW regularly attends the Committee meetings and provides data and advice to the Committee throughout the year. Additionally, a representative from WTW regularly meets in executive session with the Committee.

WTW’s role is to provide market and peer group data and to advise the Committee on compensation-related decisions. WTW’s independence is confirmed annually.

During Fiscal Year 2026, the compensation consultant provided the following services to the Committee:

•	Provided periodic reports of executive compensation trends;

•	Provided peer group analysis, including benchmarking data, supporting recommendations for the Company’s board and executive compensation;

•	Reviewed drafts and commented on elements of the Company’s Compensation Discussion and Analysis; and

•	Advised the Committee of regulatory developments.

In Fiscal Year 2026, the total fees and expenses paid to WTW were $175,281.

OUR COMPENSATION PEER GROUP

Importantly, WTW assists the Committee in determining an appropriate compensation peer group. Our Company has a unique challenge in its peer review process. The Company’s largest competitor is part of a multinational conglomerate holding company whose executive pay practices are not publicly available but available information indicates that its program is heavily weighted to cash compensation. Two competitors are publicly traded but those competitors are not reasonable compensation peers due to significant size differences relative to the Company. Geographic proximity to our OEM and supply competitors makes the competition for key industry talent an ever-present challenge.

Our compensation plan is, therefore, designed to attract and retain industry-leading talent through a program that is reasonable and heavily tied to our Company’s financial performance. In Fiscal Year 2026, as it has previously, the Committee benchmarked

THOR INDUSTRIES, INC. NOTICE OF 2026 ANNUAL MEETING AND PROXY STATEMENT

its executive pay against a peer group of publicly traded companies and used this data in conjunction with our own industry-specific knowledge in evaluating its executive compensation practices. The Compensation and Development Committee annually reviews and, as necessary, updates the peer group. Our general guidelines for our peer group are to include companies that are one-half to two times our net sales. Our peer group represents manufacturing companies of similar size as expressed in sales and market capitalization. Additionally, we seek to identify manufacturing companies that introduce their products to market through dealerships or franchises. While the compensation peer group is not comprised of our market competitors, it nevertheless provides a meaningful basis for market comparison of our executive compensation packages. Included in our peer evaluation was the consideration of the disclosed peers of the members of our peer group. We believe our compensation peer group for Fiscal Year 2026 represents a solid comparator group for our Company. Our peer group for Fiscal Year 2026 consisted of the following companies:

Fiscal Year 2026 Peer Group*

AGCO Corporation BorgWarner Inc. Carrier Global Corporation Dana Incorporated Dover Corporation Emerson Electric Co. The Goodyear Tire & Rubber Company Illinois Tool Works, Inc. Lear Corporation	Masco Corporation Oshkosh Corporation Owens Corning Parker-Hannifin Corporation Polaris, Inc. Rockwell Automation, Inc. Stanley Black & Decker, Inc. Textron, Inc. Trane Technologies plc

* No changes were made to our compensation peer group from Fiscal Year 2025 to Fiscal Year 2026.

We evaluate our pay for performance system on a regular and consistent basis. In doing so, we analyze the peer group’s compensation data as reported in their most recent proxy statements. In this process, we measure actual and target pay data with comparable NEOs and the aggregate NEO compensation. We also evaluate the fixed and incentive-based variables of our compensation program as compared to the peer group. This information is then presented to the Committee for its consideration as it determines the appropriate compensation of our NEOs.

MEASURING ALIGNMENT: EVALUATING THE RELATIONSHIP BETWEEN OUR FISCAL YEAR 2026 PERFORMANCE AND OUR COMPENSATION

As previously noted, our founders developed a compensation strategy that was specifically intended to align pay with Company fi nancial performance,

which, over the long term, aligns NEO pay with our shareholders’ interests.

Consistent with prior years, our Fiscal Year 2026 compensation plan relied heavily upon variable incentive-based pay. The following table depicts the relative breakdown between base salary and variable incentive pay for Mr. Martin over the last two (2) fiscal years:

	Base	MIP/Non-Equity	LTI-RSUs	LTI-RSUs	LTI-PSUs(1)	Total Direct
	Salary	Incentive Award	(NBT)	(Non-Financial)		Compensation
FY 2026	$750,000	$5,204,673	$2,627,038	$432,844	$3,462,598	$12,477,153
FY 2025	$750,000	$6,692,530	$3,381,505	$342,500	$3,425,000	$14,591,535

(1)	PSU Amount listed represents value of award on the date of the grant that would be achieved on a three-year cycle (ending July 31, 2028 for FY2026 and July 31, 2027 for FY2025) if target ROIC and FCF objectives are met.

THOR INDUSTRIES, INC. NOTICE OF 2026 ANNUAL MEETING AND PROXY STATEMENT

Fiscal Year 2026 demonstrated that our compensation plan operates as designed. The Fiscal Year 2026 target Company Adjusted NBT was set approximately 5% above actual Fiscal Year 2025 Company Adjusted NBT and approximately 15% above the Fiscal Year 2025 target, notwithstanding initial Fiscal Year 2026 guidance that anticipated consolidated net sales below Fiscal Year 2025 levels. In Fiscal Year 2026, when cyclical pressures and a shifting macro-environment resulted in Company Adjusted NBT that was below target Company Adjusted NBT, the pay plan operated without discretion, and the only adjustments were the pre-established exclusions defined in Appendix A: our NEOs earned MIP payments at approximately 84% of target, and earned 90% of their RSUs tied to Company Adjusted NBT at approximately 84% of target, and earned the remaining 10% of their RSUs, tied to the non-financial metric, at 125% of target. Our CEO’s total compensation for Fiscal Year 2026 was $12,486,248, a decrease of approximately 15% from Fiscal Year 2025. We did not reset targets mid-year, apply positive discretion, or grant supplemental awards in response to any unanticipated events. We believe consistency – paying above target when performance warrants and below target when it does not – is the foundation of a credible pay-for-performance program.

As illustrated in the following charts, implementation of our philosophy resulted in approximately 94% of our CEO compensation as reported on the Summary Compensation Table and approximately 89% of our NEO compensation as reported on the Summary Compensation Table being variable, performance-based compensation for Fiscal Year 2026.

CEO COMPENSATION

Fiscal Year 2026 Breakdown (Total Direct Compensation)

NEO COMPENSATION (includes all NEOs)

Fiscal Year 2026 Breakdown (Total Direct Compensation)

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

For Fiscal Year 2026, the Compensation and Development Committee was comprised of four (4) independent directors (Amelia A. Huntington, Christina Hennington, Laurel Hurd, and Jeffrey Lorenger). No member of the Compensation and Development Committee is, or during Fiscal Year 2026 or at any time before was, an officer or employee of the Company or any of its operating companies. During Fiscal Year 2026, no member of the Compensation and Development Committee had a relationship that must be disclosed under SEC rules relating to disclosure of related person transactions. In Fiscal Year 2026, none of our Executive Officers served on the board of directors or compensation committee of any entity that had one or more of its executive officers serving on the Board or the Compensation and Development Committee of the Company.

COMPENSATION RISK ASSESSMENT

As our Compensation and Development Committee evaluates our compensation programs, it considers many areas of risk potentially associated with the various programs as well as steps that can be taken to mitigate those risks. The process of risk consideration and, when appropriate, risk mitigation is a dynamic process that is considered at each Committee meeting. This process includes consideration of many factors, including:

•	Oversight of the business and the MIP and LTI compensation provided to our NEOs;

•	Appropriate weighting of performance-based compensation;

•	Our entrepreneurial culture, which we believe encourages employees to think like owners;

•	Our internal controls, which we believe to be very strong and are consistently reviewed for further opportunity of improvement;

•	Rigorous internal audits that are conducted throughout our Company on a regular basis;

•	Our enterprise risk management program, including a formal annual assessment of the risks facing our Company led by senior management;
•	Stock ownership guidelines, the time-based vesting component of RSU awards under our LTI program and the multi-year performance measurement periods for the FCF and ROIC components of PSUs awarded under our LTI program, which encourage long-term value creation, and serve to counterbalance potentially significant short-term incentive-based compensation;

•	Consultation with and reliance on advice provided by our outside compensation consultant, WTW;

•	The performance criteria of our MIP and LTI programs, which emphasize overall Company results over individual performance;

•	Linear award calculations under our MIP, with no steep payout curves or disproportionate increases in compensation payout thresholds that might create incentives to take greater risks for greater rewards;

•	Our ability to consider non-financial, compliance, and other qualitative performance factors in determining actual compensation payouts for Executive Officers;

•	Our ability to use downward discretion in awarding incentive-based compensation and ability to claw back payments;

•	Company reporting structures, including the reporting of the lead finance officer of each operating company to our Chief Financial Officer; and

•	The relative performance of the compensation program as assessed through the analytics utilized by shareholder advisory firms, which allows for dynamic monitoring of the pay program’s alignment with our compensation peer group and our own performance.

We do not believe that our compensation program creates risk that is reasonably likely to have a material adverse effect on the Company. However, we will continue to monitor risks associated with our pay practices.

THOR INDUSTRIES, INC. NOTICE OF 2026 ANNUAL MEETING AND PROXY STATEMENT

Report

of the

Compensation

and

Development

Committee

We, the Compensation and Development Committee of the Board of Directors of THOR Industries, Inc., have reviewed and discussed with Management the Compensation Discussion and Analysis contained in this Proxy Statement. After our review and discussion, we have recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Proxy Statement and incorporated by reference into the Company’s Annual Report on Form 10-K for the Fiscal Year ended July 31, 2026.

THE COMPENSATION AND DEVELOPMENT COMMITTEE

Amelia A. Huntington, Chair

Christina Hennington

Laurel Hurd

Jeffrey D. Lorenger

THOR INDUSTRIES, INC. NOTICE OF 2026 ANNUAL MEETING AND PROXY STATEMENT

Executive

Compensation

The following tables, narrative, and footnotes disclose the compensation earned by the Named Executive Officers of the Company. During Fiscal Year 2026 the Named Executive Officers included: (i) the President and Chief Executive Officer; (ii) the Senior Vice President and Chief Financial Officer; (iii) the Senior Vice President and Chief Operating Officer; (iv) the Senior Vice President, General Counsel, and Corporate Secretary; and (v) the Chief Human Resources Officer.

SUMMARY COMPENSATION TABLE

The following Summary Compensation Table summarizes the total compensation awarded to our Named Executive Officers for Fiscal Years 2026, 2025, and 2024(1):

Name and Principal Position	Year	Salary ($)	Bonus ($)(2)	Share Awards ($)(3)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)(4)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Comp. ($)(5)	Total ($)
Robert W. Martin	2026	750,000	—	6,522,480	—	5,204,673	—	9,095	12,486,248
President	2025	750,000	—	7,149,005	—	6,692,530	—	22,183	14,613,718
and Chief Executive Officer	2024	750,000	—	5,657,619	—	4,166,902	—	—	10,574,521
Colleen Zuhl	2026	725,000	—	2,967,989	—	2,045,175	—	9,896	5,748,060
Senior Vice President	2025	725,000	—	3,272,366	—	2,645,317	—	17,531	6,660,214
and Chief Financial Officer	2024	725,000	—	2,483,472	—	1,537,466	—	7,112	4,753,050
Todd Woelfer	2026	650,000	—	2,947,793	—	2,091,043	—	9,095	5,697,931
Senior Vice President	2025	650,000	—	3,183,134	—	2,633,126	—	9,095	6,475,355
and Chief Operating Officer	2024	650,000	—	2,478,542	—	1,591,060	—	—	4,719,602
Trevor Q. Gasper	2026	600,000	—	1,460,254	—	801,342	—	9,095	2,870,691
Senior Vice President, General	2025	600,000	—	1,574,916	—	996,565	—	9,095	3,180,575
Counsel, & Corporate Secretary	2024	600,000	—	1,196,965	—	559,383	—	—	2,356,348
Michele McDermott(6)	2026	525,000	—	1,009,095	—	461,379	—	9,095	2,004,569
Chief Human Resources Officer	2025	525,000	—	1,095,833	—	575,996	—	33,307	2,230,136
	2024	237,500	—	366,722	—	131,198	—	—	735,420

(1)	All compensation figures in this table are rounded to the nearest dollar.

(2)	The amounts in this column reflect the payment of discretionary bonuses. No discretionary bonuses were paid during Fiscal Years 2026, 2025, or 2024.

(3)	Share award values were determined in accordance with FASB ASC Topic 718. For information about the assumptions used by the Company in calculating the value of the awards, see Note 16 to the Company’s consolidated financial statements in the Form 10-K. The amount stated represents equity incentive plan awards awarded to each NEO consisting of: (i) RSU amounts based 90% on each NEO’s designated percentage of Fiscal Year 2026 Company Adjusted NBT and 10% based on the achievement of certain non-financial metrics; all 100% valued as of the grant date as discussed on page 42; and (ii) PSU amounts calculated based on the grant date value of the award that would be achieved on a three-year cycle if target ROIC and FCF objectives are met. No PSUs will vest if a threshold is not met. For more information on threshold, target, and maximum PSUs granted in Fiscal Year 2026, see Grants of Plan-Based Awards in Fiscal Year 2026 which follows.

(4)	The amounts shown in this column are amounts earned under our MIP program for Fiscal Years 2026, 2025, and 2024.

(5)	For Fiscal Year 2026, All Other Comp. for Mr. Martin, Mr. Woelfer, Mr. Gasper, and Ms. McDermott consists of company-provided cyber monitoring and All Other Comp. for Mrs. Zuhl consists of: (i) company-provided cyber monitoring; and (ii) the incremental cost to the Company for an annual physical and health screening. For Fiscal Year 2025, All Other Comp. for Mr. Woelfer and Mr. Gasper consisted of company-provided cyber monitoring and All Other Comp. for Mr. Martin, Mrs. Zuhl, and Ms. McDermott consisted of: (i) company-provided cyber monitoring; and (ii) the incremental cost to the Company for an annual physical and health screening. For Fiscal Year 2024, All Other Comp. for Mrs. Zuhl consists of the incremental cost to the Company for an annual physical and health screening.

(6)	Ms. McDermott started with the Company in January 2024.

GRANTS OF PLAN-BASED AWARDS IN FISCAL YEAR 2026

The following table summarizes the grants made to each of our NEOs for Fiscal Year 2026 under our Equity Plan, its predecessor, or other plans or arrangements:

		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards			Estimated Possible Payouts Under Equity Incentive Plan Awards
Name	Grant Date	Threshold ($)	Target ($)(1)	Maximum ($)(2)	Threshold ($)(#)	Target ($)(#)	Maximum ($)(#)	Grant Date Fair Value of Share and Option Awards $(4)
Robert W. Martin	9/15/2025 (MIP)	$0	$6,175,500	$15,000,000
	9/15/2025 (RSU)				$0	$3,462,750(3)		$3,059,882
	9/15/2025 (PSU)				16,509	33,018(5)	66,036	$3,462,598
Colleen Zuhl	9/15/2025 (MIP)	$0	$2,426,500	$15,000,000
	9/15/2025 (RSU)				$0	$1,575,750(3)		$1,392,422
	9/15/2025 (PSU)				7,512	15,024(5)	30,048	$1,575,567
Todd Woelfer	9/15/2025 (MIP)	$0	$2,480,000	$15,000,000
	9/15/2025 (RSU)				$0	$1,565,000(3)		$1,382,923
	9/15/2025 (PSU)				7,461	14,922(5)	29,844	$1,564,870
Trevor Q. Gasper	9/15/2025 (MIP)	$0	$950,500	$15,000,000
	9/15/2025 (RSU)				$0	$775,250(3)		$685,055
	9/15/2025 (PSU)				3,696	7,392(5)	14,784	$775,199
Michele McDermott	9/15/2025 (MIP)	$0	$546,500	$15,000,000
	9/15/2025 (RSU)				$0	$535,750(3)		$473,419
	9/15/2025 (PSU)				2,554	5,108(5)	10,216	$535,676

(1)	To determine awards granted during Fiscal Year 2026, we calculated a percentage share for MIP based on target MIP divided by a target Company Adjusted NBT of $320,080,000. The number set forth in this column represents the target MIP. Actual MIP payments based upon actual Company Adjusted NBT for Fiscal Year 2026 are included in the Summary Compensation Table above.

(2)	The Compensation and Development Committee has limited total cash awards to $15,000,000 in any fiscal year for any individual.

(3)	This number represents the target RSU value. For the RSU portion of the equity incentive awards granted during Fiscal Year 2026, 90% of the target consisted of RSUs to be awarded based on the actual Company Adjusted NBT relative to a target Company Adjusted NBT of $320,080,000 and 10% of the target consisted of RSUs to be awarded based on the achievement of certain metrics related to employee retention and engagement.

(4)	Represents the fair value of awards at target as of the grant date pursuant to FASB ASC Topic 718.

(5)	As described on page 35, each NEO was awarded performance stock units under the Equity Plan (or its predecessor) from which common stock may be distributable. These targeted awards are subject to adjustment at the conclusion of the three-year measurement period based upon the Company’s performance against its goals for both ROIC and FCF. Payout for the PSUs will be adjusted based on the following schedule (with ROIC and FCF components measured separately and weighted equally):

Percentage of Realization of Target	Percentage Payout of Award
Less than 50%	0%
50%-150%	The actual percentage of realization will equal the percentage of payout
Greater than 150%	200%

THOR INDUSTRIES, INC. NOTICE OF 2026 ANNUAL MEETING AND PROXY STATEMENT

SUMMARY OF EQUITY COMPENSATION PLANS

THOR INDUSTRIES, INC. AMENDED AND RESTATED EQUITY AND INCENTIVE PLAN

Our Amended and Restated Equity and Incentive Plan (the “Equity Plan”) is designed to enable us to obtain and retain the services of the types of employees and Directors who will contribute to our long-range success and to provide incentives that are linked directly to increases in share value, which will inure to the benefit of our Shareholders. The maximum number of shares issuable under the Equity Plan, as amended, is 2,800,000 (subject to adjustment to reflect certain corporate transactions or changes in our capital structure), with 2,798,771 shares remaining available as of July 31, 2026 to be granted under the Equity Plan, subject to recycling provisions in the Equity Plan for canceled, forfeited, or expired awards.

The Equity Plan was approved by our Shareholders at the 2025 Annual Meeting and is set to terminate, by its terms, on December 31, 2035 unless earlier terminated by the Board.

Administration

The Equity Plan is administered by the Compensation and Development Committee (our “Committee”). Among other responsibilities, the Committee selects participants from among the eligible individuals, determines the number of shares of Common Stock that will be subject to each award, and prescribes the terms and conditions of each award, including without limitation the exercise price, methods of payment, vesting provisions, and restrictions on awards.

Eligibility

Our employees and Directors and those of our affiliated companies, as well as those whom we reasonably expect to become our employees and Directors or those of our affiliated companies, are eligible to receive awards.

Available Equity Awards

Stock Options

Under the Equity Plan, the Committee may grant incentive and non-statutory stock options. The exercise price of an incentive or non-statutory stock option generally must be at least 100% (and in the case of an incentive stock option granted to a more than 10% Shareholder, 110%) of the fair market value of the Common Stock subject to that option on the date that option is granted. The Committee determines the rate at which options vest (provided options granted under the Equity Plan may vest only after the expiration of a minimum one-year period from the date of the award) and any other conditions with respect to exercise of the options, in each case subject to the terms of the Equity Plan. Only employees may be granted incentive stock options. No options were granted or were outstanding in Fiscal Year 2026. The Board has adopted a resolution prohibiting the granting of any stock options, stock appreciation rights, or other stock option-like awards at a time when the Board or Company is aware of material non-public information.

Restricted Awards

and Performance Compensation Awards

Our Committee may award actual shares of our Common Stock (“Restricted Stock”) or hypothetical Common Stock units having a value equal to the fair market value of an identical number of shares of our Common Stock and paid in the form of shares of Common Stock or cash (“Restricted Stock Units”). The Committee generally may determine, in its sole discretion, the terms of each award, including the applicable restricted period prior to delivery or settlement of the award.

Participants have no voting rights with respect to any Restricted Stock Units. At the discretion of the Committee, each Restricted Stock Unit may be credited with cash and stock dividends paid by the Company in respect of one share of Common Stock for the period such Restricted Stock Unit was awarded, but not vested. Such dividend equivalents are held by the Company for the participant’s account and are not paid by the Company unless and until the Restricted Stock Units are settled. As with previous fiscal years, the Committee did not exercise this discretion for Fiscal Year 2026. Restricted Stock and Restricted Stock Unit awards may be subject to forfeiture. Generally Restricted Stock and Restricted Stock Units may not be sold or transferred during the restricted period. The Committee may provide for an acceleration of vesting in the terms of any restricted award.

Under the Equity Plan, the Committee may designate relevant awards as performance compensation. Performance compensation awards entitle the recipients to receive Common Stock or hypothetical common share units upon the attainment of specified performance goals. Cash bonuses may also be designated as performance compensation awards.

Stock Appreciation Rights

The Committee may, in its discretion, grant stock appreciation rights to participants under our Equity Plan. Generally, stock appreciation rights permit a participant to exercise the right and receive a payment equal to the value of our Common Stock’s appreciation over a span of time in excess of the fair market value of a share of Common Stock on the date of grant of the stock appreciation right. In Fiscal Year 2026, as in previous fiscal years, the Committee did not grant any stock appreciation rights to participants under our Equity Plan.

Adjustments in Capitalization

If there is a specified type of change in our Common Stock, such as stock or extraordinary cash dividends, stock splits, reverse stock splits, recapitalizations, reorganizations, mergers, consolidations, combinations, exchanges, or other relevant changes in capitalization, appropriate equitable adjustments or substitutions will generally be made to the various limits under, and the share terms of, the Equity Plan and the awards granted thereunder. In addition, in the event of certain mergers, the sale of all or substantially all of our assets or our reorganization or liquidation, the Committee may cancel outstanding awards and cause participants to receive, in cash, stock, or a combination thereof, the value of the awards.

Amendments

Our Board of Directors may amend, suspend, or terminate the Equity Plan or awards thereunder at any time, provided that amendments to the Equity Plan will not be effective without Shareholder approval if such approval is required by applicable law or stock exchange requirements and amendments to awards without participant approval generally may not impair the participant’s rights under the award. In addition, under the terms of the Equity Plan, the Company generally may only reduce the exercise price of an option or stock appreciation right, or cancel outstanding option and stock appreciation rights, in exchange for cash, other awards or options or stock appreciation rights with a lower exercise price, with Shareholder approval.

Change in Control under the Equity Plan

Subject to the terms of an award agreement, in the event of a change in control, as defined in the Equity Plan, (i) any and all outstanding options and stock appreciation rights granted under the Equity Plan shall become immediately exercisable unless such awards are assumed, converted, replaced, or continued by the continuing entity; provided, however, that in the event of a participant’s termination of employment without cause or resignation for good reason within twenty-four (24) months following consummation of a change in control, any awards so assumed, converted, replaced, or continued will become immediately exercisable; (ii) any restriction imposed on a restricted award or performance compensation award shall lapse unless such awards are assumed, converted, replaced, or continued by the continuing entity; provided, however, that in the event of a participant’s termination of employment without cause or resignation for good reason within twenty-four (24) months following consummation of a change in control, the restrictions on any awards so assumed, converted, replaced, or continued shall lapse; and (iii) the portion of any and all performance compensation awards that remain outstanding following the occurrence of a change in control shall be determined by applying actual performance from the beginning of the performance period through the date of the change in control using the performance formula to determine the amount of the payout or distribution rounded to the nearest whole share of Common Stock. Notwithstanding the foregoing, if the change in control occurs prior to the end of a performance period for an award, the performance formula generally will be adjusted to take into account the shorter period of time available to achieve the performance goals.

The portion of an award that remains outstanding following the occurrence of a change in control may vest in full at the end of the performance period set forth in such award so long as the participant’s employment (or if the participant is a Director, service) with the Company or one of its operating companies does not terminate until the end of the performance period. Notwithstanding the foregoing, such portion shall vest in full upon the earliest to occur of the following events: (i) the termination of the participant by the Company without cause, (ii) the refusal of the continuing entity to assume, convert, replace, or continue the award, or (iii) the resignation of the participant for good reason.

“Cause” as used in the Equity Plan generally means the employee has committed or pled guilty to a felony or a crime involving moral turpitude, has engaged in conduct likely to result in harm to the Company’s reputation, has been grossly negligent, has engaged in willful misconduct with respect to the Company, or violated federal or state securities laws. “Good reason” as used in the Equity Plan generally means a diminution of the participant’s duties or authority, any relocation of more than 50 miles, or a material reduction in salary.

OUTSTANDING EQUITY AWARDS AT 2026 FISCAL YEAR-END

The following table sets forth information concerning option awards and share awards held by our NEOs as of July 31, 2026:

	STOCK AWARDS
Name	Number of Shares or Units That Have Not Vested (#)(1)	Market Value of Shares or Units That Have Not Vested ($)(3)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(2)	Equity Incentive Plan Awards Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(3)
Robert W. Martin	59,380(4)	4,451,719	98,629	7,394,216
Colleen Zuhl	26,753(5)	2,005,672	44,422	3,330,317
Todd Woelfer	26,312(6)	1,972,611	43,894	3,290,733
Trevor Q. Gasper	12,483(7)	935,851	21,551	1,615,678
Michele McDermott	6,418(8)	481,157	12,235	917,258

(1)	The shares in this column represent unvested RSUs.

(2)	The shares in this column represent unvested PSUs. The number of earned PSUs will be determined after the respective three-year performance period based on performance measured against ROIC and FCF targets. The number of shares indicated represents shares that would be earned if the target level of performance is achieved.

(3)	Market values of shares are based on the closing price of our Common Stock on July 31, 2026, the last trading day of Fiscal Year 2026, which was $74.97.

(4)	Mr. Martin received a restricted stock unit award of 25,734 units on October 10, 2023; 22,764 units on October 8, 2024, and 35,626 units on October 7, 2025. These units vest in three equal annual installments commencing on the one-year anniversary date of each of the awards, respectively.

(5)	Mrs. Zuhl received a restricted stock unit award of 11,350 units on October 10, 2023; 9,992 units on October 8, 2024, and 16,307 units on October 7, 2025. These units vest in three equal annual installments commencing on the one-year anniversary date of each of the awards, respectively.

(6)	Mr. Woelfer received a restricted stock unit award of 11,406 units on October 10, 2023; 9,972 units on October 8, 2024, and 15,862 units on October 7, 2025. These units vest in three equal annual installments commencing on the one-year anniversary date of each of the awards, respectively.

(7)	Mr. Gasper received a restricted stock unit award of 4,270 units on October 10, 2023; 4,816 units on October 8, 2024, and 7,848 units on October 7, 2025. These units vest in three equal annual installments commencing on the one-year anniversary date of each of the awards, respectively.

(8)	Ms. McDermott started with the Company in January 2024. She received restricted stock unit awards of 1,436 units on October 8, 2024 and 5,460 units on October 7, 2025. These units vest in three equal annual installments commencing on the one-year anniversary date of each of the awards, respectively.

THOR INDUSTRIES, INC. NOTICE OF 2026 ANNUAL MEETING AND PROXY STATEMENT

OPTION EXERCISES AND SHARES VESTED IN FISCAL YEAR 2026

There were no options exercised by our NEOs in Fiscal Year 2026. None of our NEOs holds options, and no options were awarded in Fiscal Year 2026. The following table summarizes information regarding the vesting of share awards for each NEO in Fiscal Year 2026:

	STOCK AWARDS

Name	Number of Shares Acquired Upon Vesting (#)	Value Realized on Vesting ($)
Robert W. Martin	53,734	5,632,935
Colleen Zuhl	22,587	2,367,795
Todd Woelfer	23,061	2,417,485
Trevor Q. Gasper	8,049	843,777
Michele McDermott	478	50,109

NON-QUALIFIED DEFERRED COMPENSATION FOR FISCAL YEAR 2026

The following table shows the contributions, earnings, and account balances for Fiscal Year 2026 for the NEOs participating in our Deferred Compensation Plan(1):

Name	Executive Contributions in Fiscal Year 2026(2)	Registrant Contributions in Fiscal Year 2026	Aggregate Earnings in Fiscal Year 2026	Aggregate Withdrawals/ Distributions	Aggregate Balance at 7/31/26
Colleen Zuhl	—	—	$70,157	—	$533,071
Todd Woelfer	$579,627	—	$506,667	—	$4,596,660

(1)	Our NEOs, like any highly compensated employee at THOR, are ineligible to participate in THOR’s 401(k) plan but may elect to participate in THOR’s Non-Qualifi ed Deferred Compensation Plan. Messrs. Martin and Gasper and Ms. McDermott do not participate in THOR’s Non-Qualifi ed Deferred Compensation Plan.

(2)	The amounts shown as executive contributions are contributed from salary and MIP, and so, necessarily, also included in the amounts shown as Fiscal Year 2026 Salary and Non-Equity Incentive Plan Compensation in the Summary Compensation Table.

SUMMARY OF DEFERRED COMPENSATION PLAN

Effective January 1, 2016, the Company approved and adopted the amended and restated THOR Industries, Inc. Deferred Compensation Plan (our “Deferred Compensation Plan”). The general purpose of our Deferred Compensation Plan is to provide our eligible employees with the benefits of an unfunded, non-qualified deferred compensation program.

Under our Deferred Compensation Plan, for each calendar year, participants may elect to defer any portion of their salary and bonus amounts. The amounts are credited to the participant’s individual account, which is credited with earnings and losses based on the performance of certain investment funds selected by us and elected by the participant. The Company does not offer any type of matching or other contributions under the Deferred Compensation Plan for our Executive Officers.

Participants are always vested in their elective deferrals. Vested benefits become payable under our Deferred Compensation Plan (i) upon the participant’s separation from service, (ii) upon the occurrence of a change in control, (iii) upon the participant’s death or disability, or (iv) in connection with a severe financial hardship due to an unforeseen emergency (but in this case amounts payable are limited to the amount necessary to satisfy the emergency plus anticipated taxes). In each case, payment will be made within ninety (90) days following the event triggering the payment unless the participant is determined by our Board to be a specified employee under Section 409A of the Code and the payment trigger is the participant’s separation from service, in which case the payment will be delayed for a period of six (6) months.

At the time the participant makes a deferral election, the participant may elect a lump sum payment or installment payments spreading payment over a period not to exceed fifteen (15) years upon separation from service.

Our Compensation and Development Committee administers our Deferred Compensation Plan. Our Compensation and Development Committee can modify or terminate the plan, provided that any modification or termination does not adversely affect the rights of any participant or beneficiary as to amounts under the plan. Our Compensation and Development Committee also can terminate our Deferred Compensation Plan and accelerate the payments of all vested accounts in connection with certain corporate dissolutions or changes in control, provided that the acceleration is permissible under Section 409A of the Code. Our Deferred Compensation Plan is intended to comply with Section 409A of the Code.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL AND AGREEMENTS WITH RESIGNING OFFICERS

As of July 31, 2026, and excepting: (i) potential payments under our Deferred Compensation Plan, (ii) the previously discussed lapsing of restrictions on certain restricted awards in the event of a change in control and a failure of the continuing entity to assume, convert or replace such award and (iii) amounts provided for in the employment agreements between our NEOs and the Company described in this section, there were no potential obligations owed to our NEOs or their beneficiaries under existing plans or arrangements, whether written or unwritten, in the event of a change in control or termination of employment, including because of death, disability, or retirement.

The Company and its NEOs are party to separate but substantively identical employment contracts. As discussed previously, the contracts provide for certain robust non-competition, non-solicitation, non-disparagement, and confidentiality undertakings that protect the Company. Prior to June 2021, the Company did not enjoy these protections and left itself open to competition from its Management in the event of a separation from employment, which is a substantial risk in the recreational vehicle industry because relationships drive business, and the industry is susceptible to start-up competition.

Our executive contracts are discussed in the context of employment separation scenarios below:

THOR INDUSTRIES, INC. NOTICE OF 2026 ANNUAL MEETING AND PROXY STATEMENT

Death or Disability of Executive

If the Executive’s employment is terminated by the Executive’s death or permanent and total disability, the Executive is to receive a pro rata share of any incentive awards related to the year of death or disability that would have been earned had such death or disability not occurred, as well as the vesting of previously-granted equity incentive awards as follows: (i) all previously awarded but unvested RSUs vest in accordance with the Company’s established vesting schedule; and (ii) all previously awarded but unvested PSUs vest at target in accordance with the Company’s established vesting schedule.

Voluntary Separation by Executive without Good Reason

If the Executive’s employment is terminated by the Executive without good reason (as defined in the agreement), the Executive receives only compensation and benefits earned but not yet paid prior to termination as required by law. The Executive’s previously awarded but unvested RSUs vest in accordance with the Company’s established vesting schedule. The Executive’s previously awarded but unvested PSUs vest at target in accordance with the Company’s established vesting schedule, in each case provided the Executive remains in compliance with the restrictive covenants in the agreement. Additionally, at the Company’s option and to maximize the potential for enforceability of the Executive’s agreement not to compete, the Company may implement a consultancy arrangement with the Executive under which the Executive would be paid one half of his or her base salary in exchange for consulting services for each year of the two-year non-compete period.

Contract Non-Renewal or Involuntary Separation of Executive by Company without Cause or by Executive for Good Reason

If the Executive’s employment agreement is not renewed by the Company or the employment is terminated by the Company without cause or by the Executive for good reason, as each term is defined in the executive agreement, then the Executive is to receive compensation equal to two (2) times the Executive’s base salary and target MIP paid in twenty-four (24) equal monthly payments. The Executive’s previously awarded but unvested RSUs vest immediately. The Executive’s previously awarded but unvested PSUs vest based on performance to date and a pro rata estimation of a probable award amount at the time of termination. The Company will pay the cost of COBRA health care continuation coverage, if elected, for the Executive and the Executive’s dependents for a period of up to 24 months and provide outplacement services for a period of up to 12 months. Severance benefits are conditioned on the Executive’s execution and non-revocation of a general release and continued compliance with restrictive covenants.

Involuntary Separation of Executive by Company for Cause

If the Executive’s employment is terminated by the Company for cause, the Executive receives only compensation and benefits earned but not yet paid prior to termination as required by law. At the Company’s option and to maximize the potential for enforceability of the Executive’s agreement not to compete, the Company may implement a consultancy arrangement with the Executive under which the Executive would be paid one half of his or her base salary in exchange for consulting services for each year of the two-year non-compete period.

Interplay with Deferred Compensation Plan

Our Deferred Compensation Plan provides for payment of the vested deferred amounts upon termination of employment and following a change in control. Under our Deferred Compensation Plan, if an NEO’s employment terminated on or before July 31, 2026, or if the NEO died or became disabled, the entire vested account balance (reported in the “Aggregate Balance at 7/31/26” column of the Non-Qualified Deferred Compensation table above) would be paid subject to the provisions of Section 409A. A change in control also would trigger payment to the NEO under the Deferred Compensation Plan.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

The table below quantifies the value of compensation and benefits required to be paid to each NEO employed at the end of our fiscal year upon various employment separation scenarios that would exceed the compensation benefits generally available to employees in each such separation scenario as discussed previously. For a qualifying termination within twenty-four (24) months of and in relation to a change in control, the agreements provide the same severance benefits, with the only difference being the outplacement assistance benefit extended to 24 months (the incremental value of which is de minimis). The total column in the following table does not reflect compensation or benefits previously accrued or earned by the NEOs, such as deferred compensation. Benefits and payments are calculated as of July 31, 2026.

Name	Voluntary Separation(1)		Death or Disability		For Cause(1)	Termination or Non-Renewal Without Cause/For Good Reason
Robert W. Martin
Cash	—		$1,139,036		—	$13,851,000
RSUs Settled	$4,451,719	(3)	$7,511,601	(3)	—	$4,451,719	(4)
PSUs Settled	$7,394,216	(5)	$7,394,216	(5)	—	$7,394,216	(6)
Other Benefits(2)	—		—		—	$65,086
TOTAL	$11,845,935		$16,044,853		—	$25,762,021
Colleen Zuhl
Cash	—		$447,584		—	$6,303,000
RSUs Settled	$2,005,672	(3)	$3,398,094	(3)	—	$2,005,672	(4)
PSUs Settled	$3,330,317	(5)	$3,330,317	(5)	—	$3,330,317	(6)
Other Benefits(2)	—		—		—	$76,312
TOTAL	$5,335,989		$7,175,995		—	$11,715,301
Todd Woelfer
Cash	—		$457,622		—	$6,260,000
RSUs Settled	$1,972,611	(3)	$3,355,534	(3)	—	$1,972,611	(4)
PSUs Settled	$3,290,733	(5)	$3,290,733	(5)	—	$3,290,733	(6)
Other Benefits(2)	—		—		—	$76,312
TOTAL	$5,263,344		$7,103,889		—	$11,599,656
Trevor Q. Gasper
Cash	—		$175,373		—	$3,101,000
RSUs Settled	$935,851	(3)	$1,620,906	(3)	—	$935,851	(4)
PSUs Settled	$1,615,678	(5)	$1,615,678	(5)	—	$1,615,678	(6)
Other Benefits(2)	—		—		—	$90,347
TOTAL	$2,551,529		$3,411,957		—	$5,742,876
Michele McDermott
Cash	—		$100,972		—	$2,143,000
RSUs Settled	$481,157	(3)	$954,576	(3)	—	$481,157	(4)
PSUs Settled	$917,258	(5)	$917,258	(5)	—	$917,258	(6)
Other Benefits(2)	—		—		—	$90,347
TOTAL	$1,398,415		$1,972,806		—	$3,631,762

(1)	If an Executive voluntarily terminates his or her employment with the Company or his or her employment is terminated by the Company for Cause, the Executive would be entitled to receive a distribution of the balance in the executive’s account under the Deferred Compensation Plan shown in the table on page 58 above but would receive no other cash benefits or other cash payments in connection with such a termination.

(2)	Other Benefits include COBRA premium payments for up to 24 months and outplacement services for up to 12 months.

(3)	Upon such a separation, unvested RSUs continue to vest in accordance with the Company’s established vesting schedule. Amounts shown are valued as of the assumed July 31, 2026 separation date; actual value would be determined by the price of our common stock on the applicable vesting dates.

(4)	RSUs vest in full on the date of separation. Valuation is based on July 31, 2026, separation date.

(5)	Upon such a separation, unvested PSUs vest at target and remain payable in accordance with the Company’s established vesting schedule. Amounts shown reflect target units valued as of the assumed July 31, 2026 separation date; actual value would be determined by the price of our common stock at the time of vesting.

(6)	For purposes of this table, it is assumed PSUs would vest at target; however, in the event of an actual separation without cause or for good reason, the PSU amounts would be set based on performance to date and a pro rata estimation for the remainder of the PSU period as of July 31, 2026.

THOR INDUSTRIES, INC. NOTICE OF 2026 ANNUAL MEETING AND PROXY STATEMENT

FISCAL YEAR 2026 CEO PAY RATIO

In accordance with SEC rules, for Fiscal Year 2026, we determined the annual total compensation of our median compensated employee and present a comparison of that annual total compensation to the annual total compensation of our President and CEO:

•    The Fiscal Year 2026 annual total compensation of our President and CEO was $12,486,248.
•    The Fiscal Year 2026 annual total compensation of our median compensated employee was $57,145.
•    Based on this information, we reasonably estimate that the ratio of our President and CEO’s annual total compensation to the annual total compensation of our median compensated employee for Fiscal Year 2026 was  219 to 1*.
*This ratio is a reasonable estimate calculated in a manner consistent with Item 402(u) of SEC Regulation S-K.

METHODOLOGY AND IDENTIFICATION OF MEDIAN EMPLOYEE
As of July 31, 2026, the end of our fiscal year, we had approximately 11,900 U.S. employees and approximately 7,600 non-U.S. employees.
As permitted by SEC rules, we utilized the same median employee for Fiscal Year 2026 as Fiscal Year 2025 as there were no material changes to our employee population or employee compensation arrangements during Fiscal Year 2026 that would significantly impact our pay ratio disclosure.
For purposes of identifying the median employee, we used taxable fiscal year-end compensation data and converted the pay for our non-U.S. employees to U.S. dollars. Using this methodology, we determined that our median employee was a full-time employee and included base pay, overtime pay, and non-equity incentive compensation. Our median employee received no other types of compensation required to be included in the Summary Compensation Table.

PAY VERSUS PERFORMANCE The SEC has adopted a rule requiring annual disclosure of pay versus performance which shows the relationship between executive compensation actually paid and the	Company’s performance. The following pay-versus-performance disclosure is based on permitted methodology, pursuant to the SEC guidance under Item 402(v) of Regulation S-K.

			Average Summary Compensation Table	Average Compensation	Value of Initial Fixed $100 Investment Based On
Year(1)	Summary Compensation Table Total for PEO(2)	Compensation Actually Paid to PEO(3)	Total for non-PEO Named Executive Officers(2)	Actually Paid to non-PEO Named Executive Officers(4)	Total Shareholder Return(5)	Peer Group Total Shareholder Return(6)	Net Income (in millions)	Company Adjusted NBT (in millions)(7)
2026	$12,486,248	$8,281,975	$4,080,313	$2,832,558	$70.42	$64.66	$178	$270
2025	$14,613,718	$10,441,925	$4,636,570	$3,362,921	$83.50	$57.29	$259	$305
2024	$10,574,521	$10,397,043	$3,038,549	$2,837,923	$95.17	$82.13	$265	$335
2023	$10,567,489	$19,019,951	$3,432,237	$5,647,940	$101.62	$86.01	$374	$518
2022	$15,866,718	$14,952,360	$4,173,100	$3,818,733	$72.63	$86.57	$1,138	$1,512
(1)
Robert W. Martin served as the Company’s Principal Executive Officer (“PEO”) for the entirety of Fiscal Years 2022, 2023, 2024, 2025, and 2026. The Company’s other NEOs for the applicable years were as follows:

•	Fiscal Year 2026 – Colleen Zuhl, Todd Woelfer, Trevor Q. Gasper, and Michele McDermott
•	Fiscal Year 2025 – Colleen Zuhl, Todd Woelfer, Trevor Q. Gasper, and Michele McDermott
•	Fiscal Year 2024 – Colleen Zuhl, Todd Woelfer, Kenneth D. Julian, Trevor Q. Gasper, and Michele McDermott
•	Fiscal Year 2023 – Colleen Zuhl, Todd Woelfer, Kenneth D. Julian, and Trevor Q. Gasper
•	Fiscal Year 2022 – Colleen Zuhl, Todd Woelfer, Kenneth D. Julian, and Trevor Q. Gasper
(2)
Amounts reported in these columns represent (i) the total compensation reported in the Summary Compensation Table for the applicable fiscal year, in the case of our PEO, Mr. Martin; and (ii) the average of the total compensation reported in the Summary Compensation Table for the Company’s NEOs other than the PEO for the applicable year.

(3)	Amounts reported in this column represent the compensation actually paid, as defined by the SEC, to Mr. Martin as the Company’s PEO in the indicated fiscal years, as calculated in the table below:

PEO	2026	2025	2024	2023	2022
Summary Compensation Table – Total Compensation(a)	$12,486,248	$14,613,718	$10,574,521	$10,567,489	$15,866,718
- Grant Date Fair Value of Stock Awards Granted in Fiscal Year(b)	$6,522,480	$7,149,005	$5,657,619	$5,621,179	$7,391,246
+ Fair Value at Fiscal Year-End of Outstanding and Unvested Stock Awards Granted in Fiscal Year(c)	$5,146,241	$4,974,332	$6,308,962	$11,398,863	$6,057,340
+ Change in Fair Value of Outstanding and Unvested Stock Awards Granted in Prior Fiscal Years(d)	($1,431,627)	($1,696,043)	($1,141,663)	$3,077,766	($2,231,755)
+ Fair Value of Vesting of Stock Awards Granted in Fiscal Year that Vested During Fiscal Year(e)	$0	$0	$0	$0	$0
+ Change in Fair Value as of Vesting Date of Stock Awards Granted in Prior Fiscal Years for Which Applicable Vesting Conditions Were Satisfied During Fiscal Year(f)	$743,678	$105,969	$312,842	($402,988)	$2,651,303
- Fair Value as of Prior Fiscal Year-End of Stock Awards Granted in Prior Fiscal Years that Failed to Meet Applicable Vesting Conditions During Fiscal Year(g)	$2,140,085	$407,047	$0	$0	$0
= Compensation Actually Paid	$8,281,975	$10,441,925	$10,397,043	$19,019,951	$14,952,360
(a)	Represents Total Compensation as reported in the Summary Compensation Table for the indicated fiscal year.
(b)	Represents the aggregate grant date fair value of the stock awards granted to Mr. Martin during the indicated fiscal year, computed in accordance with FASB ASC 718.
(c)
Represents the aggregate fair value as of the indicated fiscal year-end of Mr. Martin’s outstanding and unvested stock awards granted during such fiscal year. PSU amounts were calculated based on the number of shares that would be awarded on a multi-year cycle if target ROIC and FCF objectives are met.

THOR INDUSTRIES, INC. NOTICE OF 2026 ANNUAL MEETING AND PROXY STATEMENT
(d)
Represents the aggregate change in fair value during the indicated fiscal year of the outstanding and unvested stock awards held by Mr. Martin as of the last day of the indicated fiscal year. PSU amounts were calculated based on the change in value of a target number of shares that would be achieved on a multi-year basis if target ROIC and FCF objectives are met.

(e)	Represents the aggregate fair value of vesting of stock awards that were granted to Mr. Martin and vested during the indicated fiscal year, computed in accordance with FASB ASC 718.
(f)
Represents the aggregate change in fair value, measured from the prior fiscal year-end to the vesting date, of each stock award held by Mr. Martin that was granted in a prior year and which vested during the indicated fiscal year, computed in accordance with FASB ASC 718.

(g)
Represents the aggregate fair value as of the last day of the prior fiscal year of Mr. Martin’s stock awards that were granted in a prior fiscal year and which failed to meet the applicable vesting conditions in the indicated fiscal year, computed in accordance with FASB ASC 718.

(4)
Amounts reported in this column represent the compensation actually paid to the Company’s NEOs other than Mr. Martin in the indicated fiscal year, based on the average total compensation for such NEOs reported in the Summary Compensation Table for the indicated fiscal year and adjusted as shown on the table below:

Other NEOs Average(a)	2026	2025	2024	2023	2022
Summary Compensation Table – Total Compensation(b)	$4,080,313	$4,636,570	$3,038,549	$3,432,237	$4,173,100
- Grant Date Fair Value of Stock Awards Granted in Fiscal Year(c)	$2,096,283	$2,281,562	$1,305,140	$1,770,885	$2,031,800
+ Fair Value at Fiscal Year-End of Outstanding and Unvested Stock Awards Granted in Fiscal Year(d)	$1,647,897	$1,522,854	$1,400,029	$3,330,125	$1,506,155
+ Change in Fair Value of Outstanding and Unvested Stock Awards Granted in Prior Fiscal Years(e)	($425,111)	($447,179)	($211,127)	$755,887	($542,115)
+ Fair Value of Vesting of Stock Awards Granted in Fiscal Year that Vested During Fiscal Year(f)	$0	$0	$92,814	$0	$0
+ Change in Fair Value as of Vesting Date of Stock Awards Granted in Prior Fiscal Years for Which Applicable Vesting Conditions Were Satisfied During Fiscal Year(g)	$187,446	$22,669	($177,202)	($99,424)	$713,393
- Fair Value as of Prior Fiscal Year-End of Stock Awards Granted in Prior Fiscal Years that Failed to Meet Applicable Vesting Conditions During Fiscal Year(h)	$561,704	$90,431	$0	$0	$0
= Compensation Actually Paid	$2,832,558	$3,362,921	$2,837,923	$5,647,940	$3,818,733
(a)	Please see footnote 1 above for the NEOs included in the average for each indicated fiscal year.
(b)	Represents average Total Compensation as reported in the Summary Compensation Table for the reported NEOs during the indicated fiscal year.
(c)	Represents the average aggregate grant date fair value of the stock awards granted to the reported NEOs during the indicated fiscal year, computed in accordance with FASB ASC 718.
(d)
Represents the average aggregate fair value as of the indicated fiscal year-end of the reported NEOs’ outstanding and unvested stock awards granted during such fiscal year. PSU amounts were calculated based on the number of shares that would be awarded on a multi-year cycle if target ROIC and FCF objectives are met.

(e)
Represents the average aggregate change in fair value during the indicated fiscal year of the outstanding and unvested stock awards held by the reported NEOs as of the last day of the indicated fiscal year. PSU amounts were calculated based on the change in value of a target number of shares that would be achieved on a multi-year basis if target ROIC and FCF objectives are met.

(f)	Represents the average aggregate fair value of vesting of stock awards that were granted to the reported NEOs and vested during the indicated fiscal year, computed in accordance with FASB ASC 718.
(g)
Represents the average aggregate change in fair value, measured from the prior fiscal year-end to the vesting date, of each stock award held by the reported NEOs that was granted in a prior year and which vested during the indicated fiscal year, computed in accordance with FASB ASC 718.

(h)
Represents the average aggregate fair value as of the last day of the prior fiscal year of the reported NEOs’ stock awards that were granted in a prior fiscal year and which failed to meet the applicable vesting conditions in the indicated fiscal year, computed in accordance with FASB ASC 718.

(5)
Pursuant to rules of the SEC, the comparison assumes $100 was invested on July 30, 2021, in our Common Stock. Historic stock price performance is not necessarily indicative of future stock price performance.

(6)
For 2022 through July 1, 2025, the TSR Peer Group consists of Winnebago Industries (“WGO”), LCI Industries (“LCII”), and the Shyft Group (“SHYF”), the same peer group historically utilized in the stock price performance graph of the Company’s Annual Report. In our calculation for 2025, effective July 1, 2025, the SHYF shares utilized in our calculation were converted to shares of the Aebi Schmidt Group (“AEBI”) which merged with SHYF on July 1, 2025. Shares were converted at the conversion rate applicable to holders of SHYF on that date.

(7)
For Fiscal Year 2026, Company Adjusted NBT continues to be viewed as the core driver of the Company’s performance and shareholder value creation. Company Adjusted NBT is a non-GAAP financial measure. Please see Appendix A for a reconciliation of this non-GAAP financial measure.

RELATIONSHIP BETWEEN COMPENSATION ACTUALLY PAID AND PERFORMANCE
We believe the “Compensation Actually Paid” in each of the years reported on the prior table and over the five-year cumulative period is reflective of the Compensation and Development Committee’s emphasis on pay-for-performance as the “Compensation Actually Paid” fluctuated year-over-year primarily due to the result of our stock performance and our varying levels of achievement against pre-established performance goals under our annual and long-term incentive programs. Fiscal Year 2026 illustrates this alignment: Compensation Actually Paid to our CEO decreased approximately 21%, to $8,281,975 from $10,441,925 in Fiscal Year 2025, as our cumulative total shareholder return declined from $83.50 to $70.42 and $2,140,085 in prior-year awards failed to meet their performance conditions and were forfeited. Compensation Actually Paid to our CEO for Fiscal Year 2026 was approximately 34% below his Summary Compensation Table total, and average Compensation Actually Paid to our other NEOs decreased approximately 16% from Fiscal Year 2025.
PAY VS. NET INCOME Fiscal Years 2022 - 2026

Compensation Actually Paid (CAP) (in millions)
$20
$18
$16
$14
$12
$10
$8
$6
$4
$2
$0
$1,200
$1,000
$800
$600
$400
$200
$0
Net Income (in millions)
FY22
FY23
FY24
FY25
FY26
CAP PEO
CAP NEOs
Net Income

PAY VS. COMPANY AND PEER GROUP TSR Fiscal Years 2022 - 2026	PAY VS. COMPANY ADJUSTED NBT Fiscal Years 2022 - 2026

Compensation Actually Paid (CAP) (in millions)
$20
$18
$16
$14
$12
$10
$8
$6
$4
$2
$0
$140
$120
$100
$80
$60
$40
$20
$0
TSR
FY22
FY23
FY24
FY25
FY26
CAP PEO
CAP NEOs
Peer TSR
Company TSR

Compensation Actually Paid (CAP) (in millions)
$20
$18
$16
$14
$12
$10
$8
$6
$4
$2
$0
$1,600
$1,400
$1,200
$1,000
$800
$600
$400
$200
$0
Company Adjusted NBT (in millions)
FY22
FY23
FY24
FY25
FY26
CAP PEO
CAP NEOs
Company NBT

THOR INDUSTRIES, INC. NOTICE OF 2026 ANNUAL MEETING AND PROXY STATEMENT

TABULAR LIST OF COMPANY PERFORMANCE MEASURES

For Fiscal Year 2026, Company Adjusted NBT is identified as the most important financial performance measure in linking “Compensation Actually Paid” to our performance. Company Adjusted NBT was the only performance measure used in determining MIP in Fiscal Year 2026 and was utilized in determining the RSU portion of our LTI. The other measures used in Fiscal Year 2026 in linking “Compensation Actually Paid” to our performance were ROIC, FCF, and non-financial targets related to employee engagement and retention.

Most Important Measures:
Company Adjusted NBT
ROIC
FCF
Non-financial target related to employee engagement and retention

Proposal 3
ADVISORY VOTE TO APPROVE THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS
We seek input from our shareholders on our compensation program through what is commonly called the “Say on Pay” vote. The Company holds a “Say on Pay” vote annually and we expect to conduct the next advisory vote at our 2027 Annual Meeting of Shareholders. The Company also invites all shareholders to provide feedback directly to the Company by contacting Trevor Q. Gasper, one of our Named Executive Officers and our Corporate Secretary. This vote is not intended to address any specific item of compensation, but rather the overall compensation of the Named Executive Officers and the philosophy, policies, and practices described in this Proxy Statement. While the Say on Pay vote is advisory, and therefore not binding on the Company, the Compensation and Development Committee, or the Board, the feedback from our shareholders is very important to us. The Board and the Committee will review the voting results and consider
Board Recommendations The Board of Directors recommends that the Shareholders vote “FOR” the resolution approving the compensation of our NEOs.
them, along with any specific insight gained from Shareholders of the Company and other information relating to the Shareholder vote on this proposal, when making future decisions regarding executive compensation.
Through your vote of approval, we ask that you endorse the following resolution:
RESOLVED, that the compensation paid to the Company’s Named Executive Officers, as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including disclosures in the Compensation Discussion and Analysis section, the compensation tables, and any related material disclosed in this Proxy Statement, is hereby APPROVED.

THOR INDUSTRIES, INC. NOTICE OF 2026 ANNUAL MEETING AND PROXY STATEMENT

OWNERSHIP OF COMMON STOCK

The following table sets forth information as of October 19, 2026, with respect to the beneficial ownership, as defined in Section 13(d) of the Exchange Act, of our Common Stock by: (i) each person known by the Company to beneficially own, as defined in Rule 13d-3 under the Exchange Act, 5% or more of the outstanding Common Stock; (ii) each Director of the Company; (iii) each Executive Officer of the Company named in the Summary Compensation Table on page 52; and (iv) all Executive Officers and Directors of the Company as a group.

As of October 19, 2026, there were 51,778,200 shares of Common Stock issued and outstanding:

	Beneficial Ownership(2)
Name and Address of Beneficial Owner(1)	Number of Shares	Percent
Peter B. Orthwein	1,826,682(3)	3.5%
Robert W. Martin	365,426	*
Colleen Zuhl	131,221	*
Todd Woelfer	88,756	*
Trevor Q. Gasper	18,114	*
Michele McDermott	2,698	*
Andrew E. Graves	24,614	*
Christina Hennington	6,566	*
Amelia A. Huntington	10,849	*
Laurel Hurd	6,566	*
William J. Kelley Jr.	7,047	*
Christopher Klein	11,786(4)	*
Jeffrey D. Lorenger	3,397	*
ACR Alpine Capital Research, LLC 190 Carondelet Plaza, Suite 1300, St. Louis, MO 63105	5,781,882(5)	11.2%
BlackRock, Inc. 50 Hudson Yards, New York, NY 10001	4,833,128(6)	9.3%
Life Cycle Investment Partners Ltd 4 Fredericks Place, London EC2R 8AB, United Kingdom	4,099,664(7)	7.9%
Kayne Anderson Rudnick Investment Management, LLC 2000 Avenue of the Stars, Suite 1110, Los Angeles, CA 90067	3,624,591(8)	7.0%
Dimensional Fund Advisors LP 6300 Bee Cave Road, Building One, Austin, TX 78746	3,090,332(9)	6.0%
Vanguard Portfolio Management LLC 100 Vanguard Blvd., Malvern, PA 19355	2,666,413(10)	5.1%
All Directors and Executive Officers as a group (14 persons)	2,504,801	4.8%

*	less than 1%

(1)	Except as otherwise indicated, the address of each beneficial owner is: c/o THOR Industries, Inc., 2900 Independence Court, Elkhart, Indiana 46514.

(2)	Except as otherwise indicated, the persons in the table have sole voting and investment power with respect to all shares of our Common Stock shown as beneficially owned by them, and such shares include restricted stock and restricted stock units which will become vested within sixty (60) days from October 19, 2026. Ownership percentages are calculated based on 51,778,200 shares of Common Stock outstanding on October 19, 2026, plus the number of shares as to which each person or group has the right to acquire beneficial ownership within 60 days of such date.

(3)	Includes 899,233 shares held directly; 71,070 shares owned by Mr. Orthwein’s wife; 30,000 shares owned of record by a trust for the benefit of Mr. Orthwein’s half-brother, of which Mr. Orthwein is a trustee; 94,783 shares owned of record by the Trust FBO Peter B. Orthwein, of which Mr. Orthwein is the trustee and beneficiary; 124,000 shares owned of record by a trust for the benefit of Mr. Orthwein’s children for which Mr. Orthwein acts as a trustee; 139,000 shares held in an irrevocable trust; 30,000 shares held in a trust for the benefit of Mr. Orthwein, of which Mr. Orthwein is the trustee and beneficiary; 299,700 shares held in a trust of which Mr. Orthwein is sole trustee for his three youngest children as beneficiaries; and 138,896 shares held in a Grantor Retained Annuity Trust.

(4)	Includes 11,594 shares held directly; 118 shares held in a tenancy-in-common account of revocable trusts of Mr. Klein and his wife; 37 shares held in an irrevocable trust for the benefit of one of Mr. Klein’s children; and 37 shares held in an irrevocable trust for the benefit of Mr. Klein’s other child. Mr. Klein is an advisor to each of the children’s trusts.

(5)	The number of shares listed for ACR Alpine Capital Research, LLC is based on a Schedule 13G/A filed on October 19, 2026, which reports shared voting power and shared dispositive power, and no sole voting or dispositive power, with respect to all 5,781,882 shares.

(6)	The number of shares listed for BlackRock, Inc. is based on a Form 13F filed on August 7, 2026.

(7)	The number of shares listed for Life Cycle Investment Partners Ltd is based on a Schedule 13G filed on August 13, 2026, which reports sole dispositive power with respect to all 4,099,664 shares and sole voting power with respect to 2,264,856 of such shares.

(8)	The number of shares listed for Kayne Anderson Rudnick Investment Management, LLC is based on a Schedule 13G/A filed on August 13, 2026, which reports sole voting power with respect to 2,734,772 shares, shared voting power with respect to 627,382 shares, sole dispositive power with respect to 2,997,209 shares, and shared dispositive power with respect to 627,382 shares.

(9)	The number of shares listed for Dimensional Fund Advisors LP is based on a Form 13F filed on August 11, 2026.

(10)	The number of shares listed for Vanguard Portfolio Management LLC is based on a Form 13F filed on August 13, 2026. A Schedule 13G filed on April 29, 2026 by Vanguard Portfolio Management LLC reports sole voting power with respect to 9,059 shares and sole dispositive power with respect to 2,653,716 shares.

CERTAIN RELATIONSHIPS AND TRANSACTIONS WITH MANAGEMENT

Pursuant to its charter, our Audit Committee is required to review and approve all related party transactions that are required to be disclosed under Item 404 of Regulation S-K promulgated by the SEC. All such related party transactions must also be approved by the disinterested members of our Board if required by the Delaware General Corporation Law.

Ricardo De Leon has been employed by Keystone RV Company (“Keystone”), a subsidiary of the Company, since 2013, and currently serves as a District Sales Manager. In August 2023, Mr. De Leon married the sibling of Robert W. Martin, our President and Chief Executive Officer and a member of our Board, and as a result became an immediate family member of Mr. Martin for purposes of Item 404. Mr. De Leon’s total compensation, consisting of salary and bonus, was approximately $217,472 for Fiscal Year 2024, $354,428 for Fiscal Year 2025, and $293,678 for Fiscal Year 2026. Mr. De Leon’s compensation was established by Keystone in the ordinary course of business and is consistent with the compensation of similarly situated Keystone employees. Mr. Martin did not participate in the determination of Mr. De Leon’s compensation.

Because the formal family relationship arose through marriage approximately ten years after Mr. De Leon’s employment with Keystone began, Mr. De Leon’s employment was inadvertently not flagged as a related party transaction and thus was not presented to the Audit Committee for review with respect to Fiscal Years 2024 and 2025. Following identification of the matter, at its meeting in October 2026 the Audit Committee reviewed the arrangement, ratified it with respect to Fiscal Years 2024 and 2025, and approved its continuation, subject to annual review by the Committee.

Other than as described above, through its review of Fiscal Year 2026 activity, the Audit Committee identified no related party transactions requiring disclosure under Item 404.

DELINQUENT SECTION 16(a)

REPORTS

The federal securities laws require the filing of certain reports by officers, directors, and beneficial owners of more than ten percent (10%) of our securities with the SEC and the NYSE. Specific due dates have been established, and we are required to disclose in this Proxy Statement any failure to file by these dates. Based solely on a review of copies of Section 16 filings filed electronically with the SEC and, as applicable, written representations that no such filings were required, the Company believes that all filing requirements for transactions in Fiscal Year 2026 were satisfied by each of our Officers and Directors, and ten percent (10%) Shareholders of the Company during Fiscal Year 2026 except that our Director, William J. Kelley Jr., filed a Form 5 indicating one late report relating to the withholding of shares to satisfy tax obligations in connection with the vesting of restricted stock units and our Director, Amelia A. Huntington, filed a late Form 5 reporting seven de minimis acquisitions of shares of Common Stock in 2022 and 2023 resulting from the reinvestment of cash dividends by her broker.

SHAREHOLDER PROPOSALS

To submit Shareholder proposals for the 2027 Annual Meeting of Shareholders for inclusion in the Company’s Proxy Statement pursuant to SEC Rule 14a-8, materials must be received by the Secretary at the Company’s principal office, no later than July 6, 2027, provided that if the date of the 2027 Annual Meeting of Shareholders is more than 30 days before or more than 30 days after December 16, 2027, then the deadline will be a reasonable time before the Company makes available its proxy materials.

Shareholder director nominations for inclusion in the Company’s Proxy Statement under the Company’s proxy access program must be received by the Secretary at the Company’s principal office not before June 6, 2027 or after July 6, 2027, provided, however, that if the date for which the 2027 Annual Meeting of Shareholders is called is more than 30

THOR INDUSTRIES, INC. NOTICE OF 2026 ANNUAL MEETING AND PROXY STATEMENT

days before or more than 30 days after December 16, 2027, then notice by the nominating Shareholder to be timely must be received by the Secretary of the Company by the later of the close of business on the date that is 180 days prior to the date of the 2027 Annual Meeting of Shareholders or the 10th day following the day on which public announcement of such annual meeting is first made.

The Company’s By-Laws also establish an advance notice procedure with regard to director nominations and shareholder proposals that are not submitted for inclusion in the Proxy Statement, but that a shareholder instead wishes to present directly at an annual meeting. To properly bring before the 2027 Annual Meeting of Shareholders, a nomination or other matter the Shareholder wishes to present at the meeting, Shareholder written notification of such matter, must be received by the Secretary at the Company’s principal office not before August 25, 2027, or after September 19, 2027, provided that if the date for which the 2027 Annual Meeting of Shareholders is called is more than 30 days before or more than 30 days after December 16, 2027, then notice by the Shareholder to be timely must be received by the Secretary not earlier than the close of business on the 100th day prior to the date of the 2027 Annual Meeting of Shareholders and not later than the later of (i) the 75th day prior to the date of such annual meeting or (ii) the 10th day following the day on which public announcement of the date of such annual meeting is first made.

In addition to satisfying the requirements of the Company’s By-Laws, a Shareholder who intends to solicit proxies in support of director nominees other than the Company’s nominees at the 2027 Annual Meeting of Shareholders must provide notice to the Secretary at the Company’s principal office setting forth the information required by Rule 14a-19 under the Exchange Act no later than October 17, 2027, provided that if the date of the 2027 Annual Meeting of Shareholders is more than 30 days before or more than 30 days after December 16, 2027, then such notice must be received by the later of the 60th day prior to the date of the 2027 Annual Meeting of Shareholders or the 10th day following the day on which public announcement of the date of such annual meeting is first made.

All Shareholder proposals must comply with all the requirements of SEC Rule 14a-8 or the Company’s By-Laws, as applicable. The Company reserves the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with applicable requirements.

OTHER MATTERS

Management knows of no other matters that will be presented for consideration at the Meeting. However, if any other matters are properly brought before the Meeting, it is the intention of the persons named in the proxy to vote the proxy in accordance with their best judgment.

By Order of the Board of Directors,

TREVOR Q. GASPER

Senior Vice President,

General Counsel, and Corporate Secretary

November 3, 2026

Appendix A

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

“COMPANY ADJUSTED NBT”

In Fiscal Years 2022, 2023, 2024, 2025 and 2026, the Company evaluated its NEOs, paid MIP to its NEOs, and awarded RSUs to its NEOs based upon Company Adjusted NBT, which is a non-GAAP measure. The Company defines “Company Adjusted NBT” as its consolidated income before income tax and then makes adjustments to exclude gains/losses as a result of non-forecasted major acquisitions, LIFO, non-controlling interests, impairments, and certain foreign currency exchange gains/losses. For Fiscal Year 2026 additional adjustments to Company Adjusted NBT were made related to certain costs incurred by the Company in implementing several planned restructurings in Europe, which costs were not built into the Company’s forecast. Company Adjusted NBT is not calculated in accordance with, nor is it a substitute for, GAAP measures. The performance measure of Company Adjusted NBT provides for the aforementioned non-GAAP adjustments so that the performance measure will more consistently reflect underlying business operations than the comparable GAAP measure and is consistent with the measure management uses when evaluating the performance of the business internally. A reconciliation of Company Adjusted NBT to income before income taxes, the most directly comparable financial measure calculated and presented in accordance with GAAP, is provided below:

($ in thousands)	Fiscal Year 2026	Fiscal Year 2025	Fiscal Year 2024	Fiscal Year 2023	Fiscal Year 2022
Income Before Income Taxes (GAAP)	$238,721	$296,191	$348,844	$499,353	$1,459,864
Adjustment: Certain Restructuring Costs Not Built Into Financial Forecast in FY2026	$26,889	—	—	—	—
Adjustment: Non-Forecasted Major Acquisition Effects	—	—	—	—	—
Adjustment: Impairments	—	—	—	—	—
Adjustment: Foreign Currency Exchange Gains/(Losses)	($2,084)	$5,134	$739	($6,487)	($6,502)
Adjustment: Non-Controlling Interest Gains/(Losses)	$4,008	$2,733	($129)	$44	($609)
Adjustment: LIFO Gains/(Losses)	$2,278	$702	($14,494)	$25,153	$59,212
COMPANY ADJUSTED NBT	$269,812	$304,760	$334,960	$518,063	$1,511,965

“FCF” AND “ROIC”

The PSUs granted for the three-year performance cycle covering Fiscal Years 2023 through 2025 were earned based on the Company’s cumulative free cash flow (“FCF”) and average return on invested capital (“ROIC”) over the cycle, each of which is a non-GAAP measure.

The Company defines “FCF” as consolidated net cash provided by operating activities less consolidated capital expenditures (purchases of property, plant and equipment), in each case as reported in the Company’s Consolidated Statements of Cash Flows.

The Company defines “ROIC” as consolidated income before income taxes, adjusted to exclude LIFO gains/losses, divided by consolidated invested capital. The Company defines “invested capital” as total stockholders’ equity plus long-term debt and

THOR INDUSTRIES, INC. NOTICE OF 2026 ANNUAL MEETING AND PROXY STATEMENT

net deferred income tax liabilities, less cash and cash equivalents and net deferred income tax assets, in each case as reported in the Company’s Consolidated Balance Sheets as of the applicable fiscal year-end. Average ROIC for the performance cycle is calculated as the three-year average of adjusted income before income taxes divided by the three-year average of invested capital.

The Compensation and Development Committee uses FCF and ROIC as performance measures because they reflect the cash generation and capital efficiency of the underlying business over a multi-year period and are consistent with the measures management uses when evaluating the performance of the business internally. FCF and ROIC are not calculated in accordance with, nor are they substitutes for, GAAP measures. A reconciliation of FCF to net cash provided by operating activities, and reconciliations of the components of ROIC to income before income taxes and total stockholders’ equity, the most directly comparable financial measures calculated and presented in accordance with GAAP, are provided below. Amounts in the average column may not sum due to rounding.

FREE CASH FLOW

(S in thousands)	Fiscal Year 2025	Fiscal Year 2024	Fiscal Year 2023	Fiscal Years 2023-2025 Cumulative
Net Cash Provided by Operating Activities (GAAP)	$577,923	$545,548	$981,633	$2,105,104
Less: Capital Expenditures	($122,987)	($139,635)	($208,194)	($470,816)
FCF	S454,936	S405,913	S773,439	S1,634,288
Target Cumulative FCF				$1,841,478
FCF as a Percentage of Target				88.75%

RETURN ON INVESTED CAPITAL

(S in thousands)	Fiscal Year 2025	Fiscal Year 2024	Fiscal Year 2023	Fiscal Years 2023-2025 Average
Income Before Income Taxes (GAAP)	$296,191	$348,844	$499,353	$381,463
Adjustment: LIFO Gains/(Losses)	$702	($14,494)	$25,153	$3,787
Adjusted Income Before Income Taxes	$296,893	$334,350	$524,506	$385,250
Total Stockholders’ Equity (GAAP)	$4,289,552	$4,074,053	$3,983,398	$4,115,668
Plus: Long-Term Debt	$919,612	$1,101,265	$1,291,311	$1,104,063
Plus: Deferred Income Tax Liabilities, Net	$54,404	$74,401	$75,668	$68,158
Less: Cash and Cash Equivalents	($586,596)	($501,316)	($441,232)	($509,715)
Less: Deferred Income Tax Assets, Net	($35,668)	($28,414)	($5,770)	($23,284)
Invested Capital	$4,641,304	$4,719,989	$4,903,375	$4,754,889
ROIC	6.4%	7.1%	10.7%	8.1%
Target Average ROIC				17.0%
Average ROIC as a Percentage of Target				47.65%

 THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.  KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY  TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:  Signature (Joint Owners)  Signature [PLEASE SIGN WITHIN BOX]  Date  Date  SCAN TO  VIEW MATERIALS & VOTE  To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.  0 0 0   0000714379_1 R2.09.05.010  For Withhold For All All All Except  The Board of Directors recommends you vote FOR the following:  05) William J. Kelley Jr.  Election of Directors  Nominees  Andrew Graves  06) Christopher Klein  02) Christina Hennington  07) Jeffrey D. Lorenger  03) Amelia A. Huntington  08) Robert W. Martin  04) Laurel Hurd  09) Peter B. Orthwein  For Against Abstain  0 0 0  0 0 0  THOR INDUSTRIES, INC. ATTN:TREVOR Q. GASPER 2900 INDEPENDENCE COURT  ELKHART, IN 46514  VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. ET on 12/15/2026. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.  During The Meeting - Go to www.virtualshareholdermeeting.com/THO2026  You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.  VOTE BY PHONE - 1-800-690-6903  Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. ET on 12/15/2026. Have your proxy card in hand when you call and then follow the instructions.  VOTE BY MAIL  Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.  The Board of Directors recommends you vote FOR proposals 2 and 3.  Ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for our Fiscal Year 2027.  Non-binding advisory vote to approve the compensation of our named executive officers (NEOs).  NOTE: In their discretion, the Proxies are authorized to vote on such other business as may properly come before the meeting or any adjournment thereof.  Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

 0000714379_2 R2.09.05.010  Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:  The Notice and Proxy Statement and 10K Wrap are available at www.proxyvote.com  THOR INDUSTRIES, INC.  Annual Meeting of Shareholders December 16, 2026 8:00 AM EST  This proxy is solicited by the Board of Directors  The undersigned shareholder of THOR Industries, Inc. hereby appoints Andrew Graves and Trevor Q. Gasper, and each of them, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this proxy, all of the shares of Common Stock of THOR INDUSTRIES, INC. that the shareholder is entitled to vote at the Annual Meeting of Shareholders to be held virtually at www.virtualshareholdermeeting.com/THO2026 at 8:00 AM, EST on December 16, 2026, and any adjournment or postponement thereof. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournments or postponements thereof.  This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.  Continued and to be signed on reverse side